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                                                                   EXHIBIT 3.1.1


                         TENASKA GEORGIA PARTNERS, L.P.

                           SECOND AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT






                                   Dated as of
                                December 31, 1999

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
  Article 1     PARTIES TO THIS AGREEMENT.............................................................1

1.1             Parties...............................................................................1
  Article 2     DEFINITIONS...........................................................................2
2.2             Other Defined Terms..................................................................11
2.3             Construction.........................................................................11
2.4             References...........................................................................11
  Article 3     FORMATION OF THE PARTNERSHIP; OTHER RELATED MATTERS..................................12
3.1             Formation............................................................................12
3.2             Name.................................................................................12
3.3             Sole Purpose.........................................................................12
3.4             Representations and Warranties Concerning Formation of Partnership...................12
3.5             Offices..............................................................................13
3.6             Power and Authority..................................................................13
3.7             Regulatory Status of the Partnership.................................................13
3.8             Filings..............................................................................14
3.9             Term.................................................................................14
3.10            Limitation on Liability of Partners..................................................14
3.11            No Partner Responsible for Other Partner's Commitments...............................14
  Article 4     CAPITALIZATION OF THE PARTNERSHIP AND PARTNERSHIP BUDGETS............................15
4.1             Capitalization of the Partnership....................................................15
4.2             Construction Equity Contributions; Equity Guarantees.................................15
4.3             Development Funds....................................................................15
4.4             Project Guarantees...................................................................15
4.5             Additional Capital...................................................................16
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4.6             Partnership Budgets..................................................................17
  Article 5     REIMBURSEMENT OF DEVELOPMENT FUNDS, FEES, AND DISTRIBUTION OF UNSPENT
                CONTINGENCY AND UNSPENT EQUITY CONTRIBUTIONS.........................................18
5.1             Reimbursement of Development Funds...................................................18
5.2             Annual Fee...........................................................................19
5.3             Distribution of Unspent Contingency..................................................19
5.4             Distribution of Unspent Equity Contributions.........................................19
  Article 6     ALLOCATIONS OF INCOME, PROFITS AND LOSSES AND DISTRIBUTIONS OF CASH AND ASSETS.......19
6.1             Income, Profits and Losses...........................................................19
6.2             Distributions--General...............................................................20
6.3             Tax Distributions ...................................................................20
6.4             Special Priority Cash Distributions..................................................20
  Article 7     MANAGEMENT OF THE PARTNERSHIP........................................................20
7.1             Managing Partner.....................................................................20
7.2             Executive Review Committee...........................................................22
7.3             Actions Requiring Eighty-Five Percent (85%) Approval or Consent of the ERC...........24
7.4             Actions Requiring Ninety Percent (90%) Approval or Consent of the ERC................27
7.5             Actions Requiring Unanimous Approval or Consent of the General Partners..............28
7.6             Actions Requiring Unanimous Approval or Consent of all Partners......................28
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  Article 8     SERVICES FROM PARTNERS OTHER THAN THE MANAGING PARTNER...............................29
8.1             Services Requested From Partners Other Than the Managing Partner.....................29
8.2             Billing Statement Deadline...........................................................29
8.3             Payment Deadline.....................................................................30
8.4             Failure to Make Payment..............................................................30
8.5             Examination of Books and Records.....................................................30
8.6             Services Currently Provided by the Managing Partner's Affiliates.....................30
  Article 9     ACCOUNTING AND TAXATION..............................................................30
9.1             Location of Records..................................................................30
9.2             Books of Account.....................................................................30
9.3             Annual Financial Statements and Tax Information......................................31
9.4             Interim Financial Statements.........................................................31
9.5             Taxation.............................................................................31
9.6             Governmental Reports.................................................................32
9.7             Inspection of Facilities and Records..................... ...........................32
9.8             Deposit and Withdrawal of Funds......................................................32
9.9             Tax Matters Partner..................................................................32
  Article 10    TRANSFERS OF PARTNERSHIP INTERESTS...................................................33
10.1            Permitted Transfers..................................................................33
10.2            Withdrawal of Transferor Partner.....................................................34
10.3            Effect of Prohibited Transfers.......................................................34
10.4            Transfers under a Security Interest..................................................35
10.5            Tax Election.........................................................................35
10.6            Pledge of Partnership Interests......................................................35
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  Article 11    ADMISSION OF ADDITIONAL PARTNERS.....................................................35
11.1            Permitted Admissions.................................................................35
11.2            Effect of Prohibited Admission.......................................................36
  Article 12    DEFAULT AND WITHDRAWAL PROVISIONS....................................................36
12.1            Default..............................................................................37
12.2            Certain Rights and Obligations During Cure Period....................................37
12.3            Cure Period Distributions............................................................39
12.4            Automatic Withdrawal.................................................................39
12.5            General Withdrawal Provisions........................................................40
  Article 13    TERMINATION OF THE PARTNERSHIP.......................................................41
13.1            Voluntary Dissolution................................................................41
13.2            Automatic Dissolution................................................................41
13.3            Avoidance of Dissolution.............................................................42
13.4            Winding Down and Liquidation.........................................................42
13.5            Continuance of Partnership...........................................................42
  Article 14    MISCELLANEOUS PROVISIONS.............................................................43
14.1            Effect of Agreement..................................................................43
14.2            Notices..............................................................................43
14.3            Further Assurances...................................................................45
14.4            Applicable Law and Jurisdiction......................................................45
14.5            Dispute Resolution; Binding Arbitration..............................................45
14.6            Counterparts.........................................................................46
14.7            Headings.............................................................................46
14.8            Waiver...............................................................................46
14.9            Partition............................................................................47
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
14.10           Laws and Regulatory Bodies...........................................................47
14.11           Waiver of Consequential and Punitive Damages.........................................47
14.12           Partnership Opportunity..............................................................47
14.13           Article and Section Numbers..........................................................47
14.14           Confidentiality Provisions...........................................................48
14.15           Reference to Money...................................................................50
14.16           Severability.........................................................................50
14.17           Agency...............................................................................50
14.18           Materiality..........................................................................50
14.19           Prior Agreements.....................................................................50
14.20           Affiliated Contracts.................................................................50
14.21           Binding Effect.......................................................................51
APPENDIX A  PARTNERSHIP PERCENTAGES...................................................................1
APPENDIX B  ACTIVITIES TO BE UNDERTAKEN BY THE MANAGING
                PARTNER STANDARD BILLING PRACTICES....................................................2
APPENDIX C  REPRESENTATIVES AND ALTERNATE REPRESENTATIVES TO
                THE ERC...............................................................................5
APPENDIX D  PARTNERSHIP BUDGET FOR THE DEVELOPMENT PERIOD.............................................6
APPENDIX E  PERCENTAGES FOR DISTRIBUTIONS OF UNSPENT
                CONTINGENCY AND UNSPENT EQUITY CONTRIBUTIONS..........................................7
APPENDIX F  SERVICES PERFORMED BY AFFILIATES OF TENASKA GEORGIA
                PARTNERS, L.P.........................................................................8
APPENDIX G  SCHEDULE OF SPECIAL PRIORITY CASH DISTRIBUTIONS ..........................................9
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                         TENASKA GEORGIA PARTNERS, L.P.

                           SECOND AMENDED AND RESTATED

                          LIMITED PARTNERSHIP AGREEMENT

     THIS SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (the "Agreement") of Tenaska Georgia Partners, L.P. (the "Partnership") is entered into by and among Tenaska Georgia, Inc., Tenaska Georgia I, L.P., and Diamond Georgia, LLC, effective as of midnight on December 31, 1999.

     WHEREAS, the Parties hereto desire to enter into this Agreement in order to reflect the admission of Diamond Georgia, LLC as a new General Partner to the Partnership and to amend and restate in its entirety the Amended and Restated Partnership Agreement of the Partnership, effective as of October 29, 1999, as set forth herein.

     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

                                    ARTICLE 1

                            PARTIES TO THIS AGREEMENT

1.1   PARTIES.  The Parties to this Agreement are as follows:

      Tenaska Georgia, Inc. ("TENASKA GP"), a corporation organized under the laws of the State of Delaware, with its principal offices and address at 1044 North 115 Street, Suite 400, Omaha, NE 68154, which is a "General Partner" (as defined in Section 2.1) in the Partnership;

      Tenaska Georgia I, L.P. ("TENASKA LP"), a limited partnership organized under the laws of the State of Delaware, with its principal offices and address at 1044 North 115 Street, Suite 400, Omaha, NE 68154, which is a "Limited Partner" (as defined in Section 2.1) in the Partnership; and

      Diamond Georgia, LLC ("DIAMOND GEORGIA"), a limited liability company organized under the laws of the State of Delaware, with its principal offices and address at 333 South Hope Street, Suite 2610, Los Angeles, CA 90071, which is a "General Partner" (as defined in Section 2.1) in the Partnership."

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                                                                          Page 2

                                    ARTICLE 2

                                   DEFINITIONS

2.1   Unless otherwise required by the context, the terms defined in this
      Article 2 shall, for all purposes of this Agreement, have the respective meanings set forth below:

      "ACT" means the Delaware Revised Uniform Limited Partnership Act (6 Del.
      C. 1953, Section 17-101 et. seq.), as amended from time to time (or any corresponding provisions of succeeding law).

      "ADDITIONAL CAPITAL" means any capital advances, equity contribution(s), or loans made by the Partners to the Partnership, other than or in addition to the advance, provision or contribution of Equity Guarantees, Project Guarantees, Development Funds or Construction Equity Contributions.

      "ADDITIONAL PARTNER" means a Partner admitted to the Partnership pursuant to and in accordance with the provisions of this Agreement after the Admission Date.

      "ADMISSION DATE" means December 31, 1999.

      "AFFILIATE" means any Person that directly or indirectly controls, is controlled by, or is under common control with, any Person. For the purposes of this definition, (a) a Person which has a right to vote directly or indirectly more than 50% of the voting interests of a Partner shall be deemed to be in control of such Partner, (b) a Partner which has a right to vote directly or indirectly more than 50% of the voting interests of a Person shall be deemed to be in control of such Person, (c) a Person which has voting interests which are more than 50% owned or controlled by a direct or indirect Parent of a Partner shall be deemed to be under common control with such Partner, (d) a Person which has voting interests which are more than 50% owned by more than 50% of the direct or indirect owners of a Partner shall be deemed to be under common control with such Partner, and (e) the Partnership shall not be deemed to be an Affiliate of any Partner.

      "AFFILIATED CONTRACT" means any contract or agreement between the Partnership on the one hand and any Partner, or an Affiliate thereof, on the other hand.

      "AGENT" has the meaning set forth in Section 14.14(b).

      "AGREEMENT" means this limited partnership agreement of Tenaska Georgia Partners, L.P., as amended, modified, supplemented, renewed, extended or restated from time to time, and any and all Appendices attached hereto.

      "ALTERNATE REPRESENTATIVE" means an alternate member of the ERC designated by each General Partner pursuant to the provisions of Section 7.2(a).

      "ASSET TRANSFER" has the meaning provided in Section 7.3.

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                                                                          Page 3

      "BUDGET ITEMS" means revenues, expenses, Capital Expenditures, Cash Reserves, cash calls and distributions.

      "BUSINESS DAY" means any day upon which national banks are open for business in Omaha, Nebraska and Los Angeles, California.

      "CAPACITY UPGRADE" means any capital improvement or series of related capital improvements associated with increasing the electrical output capacity of the Project which are economically advantageous to the Partnership and involving the expenditure of $5 million or more; provided such improvements do not include the installation of additional electric generator(s) beyond the Project's then current design.

      "CAPITAL EXPENDITURES" means all expenditures, costs and expenses (including, without limitation, capital leases) authorized in accordance with this Agreement and made or incurred by or on behalf of the Partnership, which are capitalized on the books and records of the Partnership according to GAAP.

      "CASH RESERVES" means the cash reserves included in the Partnership Budget or otherwise approved by the ERC as being the amount necessary to account for the usual and ordinary operating expenses to be incurred by the Partnership in connection with its operations including, without limitation, as applicable, (i) ad valorem taxes and assessments on real and personal property of the Partnership; (ii) required reserves under the Common Agreement and agreements related to the financing of the Project;
      (iii) interest and principal payments on all debt, if any, of the Partnership; (iv) insurance premiums; (v) management/fixed fees; (vi) the Partnership's obligations under the Project Contracts entered into in accordance with the provisions of this Agreement; (vii) reserves for operating expenses; and (viii) other necessary expenses of operation.

      "CERTIFIED PUBLIC ACCOUNTANTS" means Arthur Andersen LLP or such other firm of independent public accountants hereafter selected from time to time by the ERC pursuant to Section 7.3(j).

      "CHAIRMAN" means the Chairman of the ERC as provided for in Section
      7.2(b).

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "COLLATERAL AGENCY AGREEMENT" means the Collateral Agency and Intercreditor Agreement among the Partnership, the Development Authority of Heard County, Georgia, the Collateral Agent, and the agents under certain ancillary agreements described therein as the DSR LOC Reimbursement Agreement and the PPA LOC Reimbursement Agreement, including any amendments, modifications, supplements, extensions, restatements or other changes thereto from time to time.

      "COLLATERAL AGENT" means The Chase Manhattan Bank, in its capacities as Trustee, Depository Bank and Collateral Agent as defined in the Common Agreement.

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                                                                          Page 4

      "COMMERCIAL OPERATION DATE" means the "Scheduled Date of Commercial Operation for the Final Units", as such term is defined in the Power Purchase Agreement.

      "COMMON AGREEMENT" means the Agreement as to Certain Undertakings, Common Representations, Warranties, Covenants and Other Terms among the Partnership, the Collateral Agent, and the agents under certain ancillary agreements described therein as the DSR LOC Reimbursement Agreement and the PPA LOC Reimbursement Agreement, including any amendments, modifications, supplements, extensions, restatements or other changes thereto from time to time.

      "CONFIDENTIAL INFORMATION" has the meaning provided in Section 14.14(d).

      "CONSTRUCTION EQUITY CONTRIBUTIONS" means collectively the Equity Contributions which the Partners are required to make to the Partnership pursuant to the Equity Contribution Agreement.

      "CONSTRUCTION EQUITY CONTRIBUTIONS DATE" means the earlier of (i) the date or dates required by the Equity Contribution Agreement or (ii) the date or dates otherwise approved by the ERC.

      "CONSTRUCTION PERIOD" means the period beginning on the date of Financial Closing and ending on the Commercial Operation Date.

      "CONTRIBUTE" or "CONTRIBUTED" has the meaning provided in Section 4.5.

      "CURE DATE" has the meaning provided in Section 12.2(d).

      "CURE PERIOD" means, (a) in reference to Monetary Obligations, the lesser of (i) a period of fifteen (15) days after the date a Default Notice is given or such longer cure period as may be approved by vote of the ERC or
      (ii) the period, if any, allowed under the applicable Project Contracts, minus one Business Day, before the Default in Monetary Obligations which is the subject of the Default Notice will constitute a default or event of default under any applicable Project Contract; and (b) in reference to Non-Monetary Obligations, the lesser of (i) a period of thirty (30) days after the date a Default Notice is given or such longer cure period as may be approved by vote of the ERC, or (ii) the period, if any, allowed under the applicable Project Contracts, minus one Business Day, before the Default in Non-Monetary Obligations which is the subject of the Default Notice will constitute a default or event of default under any applicable Project Contract.

      "DEFAULT" means any breach or default by a Partner in its obligations under or pursuant to this Agreement.

      "DEFAULT NOTICE" means a written notice of a Default.

      "DEFAULTING PARTNER" means a Partner which is in Default.

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                                                                          Page 5

      "DEVELOPMENT FUNDS" means funds advanced by the Partners to the Partnership pursuant to Section 4.3 (and any funds expended by any Partner, or Affiliate thereof, on behalf of the Project prior to the Effective Date as the case may be) to fund the cost of the time charges, expenses, expenditures, commitment fees and deposits, cancellation fees and deposits, and other fees and deposits incurred, expended or accrued by the Partnership or any Partner or Affiliate thereof on behalf of the Partnership and included in the Partnership Budget for the Development Period.

      "DEVELOPMENT PERIOD" means the period beginning on the Effective Date and ending on the date of Financial Closing.

      "DISPUTE" has the meaning provided in Section 14.5.

      "EFFECTIVE DATE" means April 16, 1998.

      "EQUITY CONTRIBUTION AGREEMENT" means the Equity Contribution Agreement among the contributing Partners, the Partnership and the Collateral Agent, including any amendments, modifications, supplements, extensions, restatements or other changes thereto from time to time.

      "EQUITY CONTRIBUTIONS" means collectively the contribution of Construction Equity Contributions and/or Additional Capital by a Partner to the equity of the Partnership pursuant to Article 4.

      "EQUITY GUARANTEE" means a form of surety or guarantee provided by each Partner, or Affiliate thereof, in the form as required by the Senior Parties to support such Partner's obligation to make Construction Equity Contributions.

      "EQUITY OWNERSHIP PERCENTAGE" means the percentage for each Partner as set forth in Column A of APPENDIX A, as such may be in effect from time to time and as such may be modified pursuant to the terms of this Agreement.

      "EXECUTIVE REVIEW COMMITTEE" OR "ERC" means the executive management committee of the Partnership as further provided for in Section 7.2.

      "EXEMPT WHOLESALE GENERATOR" OR "EWG" means an entity that meets the requirements of an exempt wholesale generator pursuant to Section 32 of PUHCA.

      "EXPANSION" means any capital improvement or series of related capital improvements beyond the Project's initial design involving the expenditure of more than $5 million.

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                                                                          Page 6

      "FEDERAL FUNDS RATE" shall mean, for any day, a per annum rate equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day by the Federal Reserve Bank of New York. The Federal Funds Rate shall be adjusted daily to reflect any change in such rate. Interest shall be calculated on the basis of a 360 day year for the actual number of days elapsed.

      "FERC" means the Federal Energy Regulatory Commission, or its successor.

      "FINANCING" means the financing arrangement by and between the Partnership and the Senior Parties to fund the cost of developing, constructing, owning or leasing, and operating the Project as more fully described in the Common Agreement.

      "FISCAL YEAR" means the calendar year, or portion of a calendar year as may be the case in the first and last year of the Partnership's term of existence, or such other period as may be approved by the ERC.

      "FINANCIAL CLOSING" means the date when the Senior Parties have acknowledged, either in writing or by allowing loan draws, that the Partnership has satisfied all conditions precedent to drawdown on funds available for Financing.

      "GAAP" means Generally Accepted Accounting Principles as pronounced from time to time by the Financial Accounting Standards Board.

      "GENERAL PARTNER" means TENASKA GP and DIAMOND GEORGIA and any other Person which is admitted to the Partnership after the Admission Date as a general partner pursuant to and in accordance with this Agreement.

      "INCURRING PARTNER" has the meaning provided in Section 3.11.

      "INTEREST RATE" means the lesser of (a) the "Prime Rate" as reported in THE WALL STREET JOURNAL on the first Business Day of each calendar quarter plus five hundred (500) basis points or (b) the highest rate allowed by applicable law.

      "LIMITED PARTNER" means TENASKA LP and any other Person admitted to the Partnership after the Admission Date as a limited partner pursuant to and in accordance with this Agreement.

      "MANAGING PARTNER" means TENASKA GP, or a substitute Managing Partner as the case may be pursuant to Section 7.1(b).

      "MATERIAL CONTRACT" means any written agreement entered into, or contemplated to be entered into, by the Partnership which obligates the Partnership to expend more than two hundred fifty thousand dollars ($250,000); EXCLUDING, however, agreements related to the ordinary day-to-day business activities of the Partnership, including but not limited to agreements related to insurance or short-term cash management.

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                                                                          Page 7

      "MONETARY DEFAULT" means a Default by a Partner of its Monetary
      Obligations.

      "MONETARY OBLIGATIONS" means any obligation of a Partner under this Agreement to advance, provide or contribute Development Funds, Equity Guarantees, Project Guarantees, Equity Contributions or Additional Capital.

      "NON-DEFAULTING PARTNER" means a Partner which is not a Defaulting Partner and "NON-DEFAULTING PARTNERS" means such Partners collectively.

      "NON-MONETARY OBLIGATIONS" means any obligation of a Partner under this Agreement that is not a Monetary Obligation.

      "OPERATING PERIOD" means the period which begins immediately after the "Date of Commercial Operation" as such term is defined in the Power Purchase Agreement and continues until the Partnership is terminated, dissolved and liquidated in accordance with this Agreement.

      "PARENT" means any Person which owns directly or indirectly more than fifty percent (50%) of the outstanding voting stock of a Partner or other form of voting equity interests in a Partner.

      "PARTIES" has the meaning provided in Section 1.1.

      "PARTNER" means each of the Parties executing this Agreement, and any Additional Partner which is admitted to the Partnership after the Admission Date pursuant to and in accordance with this Agreement.

      "PARTNERSHIP" means the Delaware limited partnership named Tenaska Georgia Partners, L.P. formed as of April 16, 1998 and existing pursuant to the provisions of this Agreement.

      "PARTNERSHIP BUDGETS" means collectively the capital and operating budgets for the Partnership which are established pursuant to Section 4.6 and which include (i) the budget for the Development Funds incurred, expended or accrued prior to the Effective Date and the Development Funds to be incurred, expended or accrued during the Development Period (the "Partnership Budget for the Development Period"), (ii) the budget for construction costs and Development Funds to be incurred, expended or accrued during the Construction Period (the "Partnership Budget for the Construction Period"), and (iii) the operating plan budget for each Fiscal Year which reflects Budget Items expected to be incurred, expended, accrued or realized during the Operating Period.

      "PARTNERSHIP INTEREST" means a Partner's equity interest in the Partnership comprised of the Partnership Percentages associated with such equity interest and any other rights, title and obligations associated with such equity interest that may exist pursuant to this Agreement.

      "PARTNERSHIP PERCENTAGES" means collectively a Partner's Equity Ownership Percentage

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                                                                          Page 8

      and Voting Interest Percentage as set forth in APPENDIX A as such may be in effect from time to time and as such may be modified pursuant to the terms of this Agreement.

      "PERMITTED TRANSFER" has the meaning provided in Section 10.1.

      "PERSON" means an individual, corporation, limited liability company, voluntary association, joint stock company, business trust, partnership, agency or other entity.

      "PLEDGE AGREEMENTS" means collectively the Partner Pledge and Security Agreement made by each of the Partners in favor of the Collateral Agent, and provided as additional security for the Senior Debt, including any amendments, modifications, supplements, extensions, restatements or other changes to any of the foregoing from time to time.

      "POWER PURCHASE AGREEMENT" means the "Power Purchase Agreement" by and between the Partnership and PECO Energy Company dated August 24, 1999, providing for the sale and purchase of the electrical output of the Project, as thereafter amended, modified, supplemented, renewed, extended or restated from time to time.

      "PRIMARY TERM" has the meaning provided in Section 3.9.

      "PROJECT" means the real, personal and mixed property (whether tangible or intangible), comprising the approximately 936 MW gas-fired simple-cycle electric generating plant located in Heard County, Georgia which is to be owned or leased and operated by the Partnership for the generation and sale of electric power.

      "PROJECT CONTRACT" means any agreement relating to the Project to which the Partnership is a party.

      "PROJECT COSTS" means the sum of Development Funds, construction costs and all other costs and expenditures incurred, expended or accrued by the Partnership, or by any Partner or Affiliate thereof on behalf of the Partnership, in connection with the development, financing, testing, construction and initial operation of the Project which are set forth in the Partnership Budget for the Construction Period.

      "PROJECT GUARANTEES" means guarantees or surety instruments provided to or on behalf of the Partnership (which may be in the form of corporate guarantees, letters-of-credit, cash escrows, security deposits or other forms acceptable to the Person(s) requiring such guarantees or surety instruments) to cover any surety and guarantee requirements as may be required as part of the development, construction and/or operation of the Project.

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                                                                          Page 9

      "PRUDENT GENERATOR PRACTICES" means any of the practices, methods and acts engaged in or approved by a significant portion of the independent power industry in the United States during the relevant time period, or any of the practices, methods and acts which, in the exercise of reasonable judgment in the light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at the lowest reasonable cost consistent with good business practices, reliability, health and safety. Prudent Generator Practices is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be generally acceptable practices, methods and acts in the United States, having due regard for, among other things, manufacturers' warranties, contractual obligations, the requirements or guidance of governmental authorities of competent jurisdiction, applicable laws, applicable North American Electric Reliability Council (or similar or successor organizations) policies, the requirements of insurers, and the requirements of the Power Purchase Agreement and other agreements referenced therein.

      "PRUDENT OPERATING COSTS" means, collectively, those costs and expenditures which are incurred, expended or accrued in connection with the operation of the Project in accordance with Prudent Generator Practices.

      "PUHCA" means the Public Utility Holding Company Act of 1935 and any regulations promulgated thereunder, and any successor laws and regulations.

      "REFERRAL DATE" has the meaning provided in Section 14.5.

      "REFERRAL NOTICE" has the meaning set forth in Section 14.5.

      "RELINQUISHED INTEREST" has the meaning set forth in Section 12.2(d).

      "REPRESENTATIVE" means a member of the ERC designated by a General Partner pursuant to the provisions of Section 7.2(a).

      "SENIOR DEBT" has the meaning provided in the Common Agreement.

      "SENIOR PARTIES" means holders of Senior Debt.

      "STANDARD BILLING PRACTICES" means the rate and methodology as calculated and set forth in APPENDIX B.

      "TAX MATTERS PARTNER" has the meaning provided in Section 9.9.

      "TENASKA DIAMOND PARTNERSHIP" means Tenaska Diamond, L.P., a Delaware limited partnership.

      "TENASKA DIAMOND PARTNERSHIP AGREEMENT" means the Limited Partnership Agreement of Tenaska Diamond, L.P., dated as of December 31, 1999.

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                                                                         Page 10

      "TRANSFER" means any sale, assignment, pledge or transfer of, or to sell, assign, pledge or transfer, all or any portion of a Partnership Interest by a Partner.

      "UNSPENT CONTINGENCY" means the aggregate amount of funds transferred to the "Partnership Distribution Fund" (as defined in the Collateral Agency Agreement) pursuant to Section 3.2 of the Collateral Agency Agreement which are, or have met all of the conditions for being, transferred to the Partnership pursuant to the Collateral Agency Agreement.

      "UNSPENT EQUITY CONTRIBUTIONS" means the amount, if any, by which the aggregate Equity Contributions committed to or on behalf of the Partnership by the Partners under the Common Agreement exceeds the amount actually called by the Partnership pursuant to the requirements of the Common Agreement.

      "VOTING INTEREST PERCENTAGE" means the Voting Interest Percentage, as applicable, for each Partner as set forth in Column B of APPENDIX A, as such may be in effect from time to time and as such may be modified pursuant to the terms of this Agreement.

      "WEIGHTED VOTING INTEREST" means the voting percentage of an ERC Representative (or the General Partner, as the case may be) eligible to vote determined by dividing the Voting Interest Percentage of the General Partner it represents by the aggregate Voting Interest Percentages of all the General Partners represented in such vote of ERC members which are eligible to vote, with each ERC member's (or General Partner's, as the case may be) voting eligibility determined pursuant to Section 7.2(d).

      "WITHDRAWAL NOTICE" means a notice from the Partnership, pursuant to Sections 12.1(b) or 12.4, advising that a Partner has become a Withdrawn Partner.

      "WITHDRAWN PARTNER" means a Partner which has become withdrawn from the Partnership pursuant to this Agreement.

2.2 OTHER DEFINED TERMS. Other capitalized terms used in this Agreement and not defined in Section 2.1 shall have the meanings indicated throughout this Agreement.

2.3 CONSTRUCTION. The words "HEREOF", "HEREIN", "HERETO", and "HEREUNDER", and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.

2.4 REFERENCES. Unless otherwise specified, references in this Agreement to "SECTIONS", "SUBSECTIONS", "ARTICLES", or "APPENDICES" refer to the sections, subsections or articles in this Agreement or to the appendices attached to this Agreement, respectively. Any reference herein to a "covenant or "covenants" shall include all undertakings and agreements whether or not denominated in this Agreement as a covenant or covenants. Any reference to "include", "including" and similar terms shall be construed as if

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                                                                         Page 11

      followed by the phrase "without limitation." Unless otherwise specified, references in this Agreement to "SECTIONS", "SUBSECTIONS", "ARTICLES", or "APPENDICES" refer to the sections, subsections or articles in this Agreement or to the appendices attached to this Agreement, respectively. The term "MATERIAL" as used herein, except when used in the context of the defined term Material Contract, shall mean any action, amount, change, or matter which will or may have a substantial adverse effect on the rights and/or obligations of the Partnership. Notwithstanding the fact that one of the Parties may have taken the lead in preparing this Agreement, all of the Parties confirm that they and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the Parties and accordingly any presumption that ambiguities are to be resolved against a primary drafting party shall not apply.

                                    ARTICLE 3

                          FORMATION OF THE PARTNERSHIP;
                              OTHER RELATED MATTERS

3.1   FORMATION.  The Partnership was formed on April 16, 1998 pursuant to the
      Act.

3.2 NAME. The name of the Partnership shall be Tenaska Georgia Partners, L.P. and all business of the Partnership shall be conducted in such name or such other name as the ERC shall approve. The Managing Partner shall execute, file and amend, or cause the General Partners to execute, file and amend, limited partnership certificates with such governmental authorities as may be necessary in connection with the business of the Partnership.

3.3 SOLE PURPOSE. The sole purpose of the Partnership shall be to plan, design, develop, finance, construct, own or lease, operate and maintain the Project and conduct any activities reasonably related thereto. The Partnership shall be authorized to engage in other activities only as approved by the unanimous consent of the General Partners pursuant to
      Section 7.5(c) and only to the extent permitted by the Common Agreement as long as any Senior Debt is outstanding.

3.4 REPRESENTATIONS AND WARRANTIES CONCERNING FORMATION OF PARTNERSHIP. Each Partner represents and warrants to the other Partners and to the Partnership that:

      (a) the execution and delivery of this Agreement, the formation or continuation of the Partnership, as the case may be, with respect to such Partner, and the performance of its obligations hereunder will not (i) contravene or conflict with the charter, by-laws, limited liability company agreement or partnership agreement of such Partner, (ii) contravene, conflict with or constitute a default under any indenture, mortgage, instrument or other agreement of such Partner, or (iii) contravene, conflict with or constitute a default in

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                                                                         Page 12

      respect of any order of any court, commission or governmental agency applicable to such Partner;

      (b) the execution and delivery of this Agreement has been duly authorized and this Agreement, when executed and delivered by such Partner, will be its valid and binding agreement, enforceable in accordance with the terms hereof, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

      (c) it is a corporation, limited liability company, or partnership, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its creation, and will do or cause to be done for as long as it is a Partner, all things necessary to continue such status.

3.5 OFFICES. The principal offices of the Partnership shall be located at 1044 North 115 Street, Suite 400, Omaha, Nebraska 68154, or at such other place as the ERC may, from time to time, determine. The registered office of the Partnership in the State of Delaware is at 1013 Centre Road, Wilmington, Delaware 19805, and the name of the registered agent for service of process in such state is Corporation Service Company, or such other registered office and/or registered agent as the ERC may, from time to time, determine. Written notice of any change in such offices shall be given to each Partner by the Managing Partner.

3.6 POWER AND AUTHORITY. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in this Article 3 and for the protection and benefit of the Partnership. The Partnership shall have the power and authority to plan, develop, design, secure permits and regulatory approvals, finance, construct, own or lease, and operate the Project. In addition, the Partnership shall have the power and authority to own or lease the property on which the Project is located and to receive assignment of various documents relating to the development, construction and operation of the Project. The Partnership also shall have the authority to enter into and perform its obligations under the Common Agreement and all other Transaction Documents (as defined in the Common Agreement) to which it is a party. The Managing Partner is hereby authorized to execute, deliver and perform the Common Agreement and all other Transaction Documents on behalf of the Partnership notwithstanding any other provision of this Agreement.

3.7 REGULATORY STATUS OF THE PARTNERSHIP. The Partnership shall seek a determination from the FERC that the Partnership is an Exempt Wholesale Generator (EWG) and thereafter shall register such determination with the Georgia Public Utility Commission. The Partnership shall also seek to have FERC authorize the Partnership to sell power under a market-based rate schedule under Section 205 of the Federal Power Act. Each Partner agrees to cooperate with the Partnership in all reasonable and necessary ways to ensure that the

      Partnership does not lose its EWG status and to ensure that the Partnership and each Partner does not become regulated as a holding company under PUHCA. Each Partner further agrees to refrain from activities which would threaten to cause, or would cause, loss or revocation of the Partnership's EWG status or cause the Partnership or any Partner to become regulated as a holding company under PUHCA.

3.8   FILINGS.

      (a) The Managing Partner shall take any and all actions reasonably necessary to register and maintain the status of the Partnership as a limited partnership under the laws of the State of Delaware and any other states or jurisdictions in which the Partnership engages in business and otherwise to qualify the Partnership to engage in business in all such jurisdictions. The Managing Partner shall cause amendments to the certificate of limited partnership of the Partnership to be filed whenever required by the Act and/or such other laws. The Managing Partner is hereby authorized to execute such amendments on behalf of the Partnership and the Partners.

      (b) Upon the dissolution of the Partnership, the Managing Partner shall promptly execute and cause to be filed a certificate of cancellation in accordance with the Act and other filings required under the laws of any other states or jurisdictions in which the Partnership conducts business.

3.9 TERM. The term of the Partnership commenced on the filing of a certificate of limited partnership with the Secretary of State in the State of Delaware, and shall continue until December 31, 2050 (the "Primary Term"), subject to the earlier winding up and liquidation of the Partnership and its business under Article 13 following an event of dissolution described in Article 13.

3.10 LIMITATION ON LIABILITY OF PARTNERS. No Limited Partner shall have any personal liability for Partnership losses, deficits, liabilities or obligations, such Limited Partner's obligations being only to the Partnership for the amount contributed or committed to be contributed by such Limited Partner to the capital of the Partnership in accordance with this Agreement. Subject to the provisions of applicable law, no General Partner shall be liable to third Persons for Partnership losses, deficits, liabilities or obligations, except as otherwise expressly agreed to in writing by such General Partner or as otherwise expressly provided for in this Agreement, unless the assets of the Partnership shall first be exhausted. In the event that the Partnership's assets are exhausted, each General Partner's share of the Partnership losses, deficits, liabilities or obligations shall be limited to the ratio of its Equity Ownership Percentage to the total Equity Ownership Percentages of all General Partners. The General Partners shall have the right of contribution against each other to give effect to the foregoing. The General Partners shall not have any personal liability for repayment of the capital contributions of any Limited Partner.

3.11 NO PARTNER RESPONSIBLE FOR OTHER PARTNER'S COMMITMENTS. Neither the Partnership nor any Partner shall be liable for any debt, obligation or liability of any other Partner (the

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                                                                         Page 14

      "Incurring Partner") incurred either before or after execution of this Agreement, except for those debts, obligations or liabilities expressly assumed in writing by the Partnership or other Partner under and pursuant to the terms and conditions of this Agreement, and each Incurring Partner hereby indemnifies and agrees to hold harmless the Partnership and each other Partner from all debts, obligations and liabilities of the Incurring Partner not so assumed by the Partnership or such other Partner.

                                    ARTICLE 4

                        CAPITALIZATION OF THE PARTNERSHIP
                             AND PARTNERSHIP BUDGETS

4.1 CAPITALIZATION OF THE PARTNERSHIP. Each Partner hereby commits to contribute, provide or advance to the Partnership the Equity Guarantees, Equity Contributions, Development Funds, and Project Guarantees as described in this Article 4. Except to the extent expressly provided in this Article 4, the Partners shall not be obligated to advance, contribute, loan or provide any Additional Capital to the Partnership.

4.2   CONSTRUCTION EQUITY CONTRIBUTIONS; EQUITY GUARANTEES.

      (a) CONSTRUCTION EQUITY CONTRIBUTIONS. On each Construction Equity Contributions Date, each Partner shall contribute to the Partnership Construction Equity Contributions in an amount equal to its Equity Ownership Percentage multiplied by the aggregate amount of Construction Equity Contributions required to be contributed by all of the Partners on such Construction Equity Contributions Date pursuant to the Equity Contribution Agreement.

      (b) EQUITY GUARANTEES. On the earlier of (i) the date of Financial Closing, (ii) the date otherwise required by the Senior Parties, or (iii) the date otherwise approved by the ERC, each Partner shall provide to the Partnership or the Senior Parties an Equity Guarantee in an amount equal to its Equity Ownership Percentage multiplied by the aggregate amount of Construction Equity Contributions required to be contributed by all of the Partners pursuant to the Equity Contribution Agreement.

4.3   DEVELOPMENT FUNDS. Each Partner commits that it will advance
      Development Funds to the Partnership as requested by the Managing Partner, subject to the Partnership Budget. Within seven (7) days after receipt of a written request from the Managing Partner, each Partner shall advance Development Funds in an amount equal to its Equity Ownership Percentage multiplied by the aggregate amount of such Development Funds requested to be advanced by all of the Partners, subject to the Partnership Budget.

4.4 PROJECT GUARANTEES. Each Partner commits that it will provide Project Guarantees to or on behalf of the Partnership as requested by the Managing Partner, subject to ERC approval

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                                                                         Page 15

      or as otherwise required under a Project Contract. Within seven (7) days after receipt of a written request from the Managing Partner, each Partner shall provide Project Guarantees to or on behalf of the Partnership in an amount equal to its Equity Ownership Percentage multiplied by the aggregate amount of Project Guarantees required to be provided by all of the Partners, subject to ERC approval or as required under a Project Contract.

4.5 ADDITIONAL CAPITAL. Additional Capital for Prudent Operating Costs shall be obtained by the Partnership, or contributed, advanced, loaned or otherwise provided (collectively, "Contribute" or "Contributed", as the case may be) by the Partners, as set forth in this Section 4.5. Any Additional Capital for other than Prudent Operating Costs shall require ERC approval pursuant to Section 7.3(b).

      (a) Upon the Managing Partner's determination that Prudent Operating Costs are required, then, notwithstanding that the Partnership Budget may not include such Prudent Operating Costs, the Managing Partner is hereby authorized to incur, expend or accrue such Prudent Operating Costs. To the extent that Partnership cash reserves are inadequate to fund such Prudent Operating Costs, the Managing Partner is hereby authorized: first, to obtain such funds through credit facilities from third parties on commercially reasonable terms and secured by Partnership assets; and second, to the extent such third party credit facilities are unavailable, to request such funds be Contributed by the Partners, in the form of loans unless the Managing Partner and the Contributing Partners (as defined below) agree on another form of contribution.

      (b) A Partner shall have the right to decline to Contribute requested funds for Prudent Operating Costs in its sole and absolute discretion. Within ten (10) days after receipt of the written request from the Managing Partner for Additional Capital for Prudent Operating Costs, each Partner shall advise the Partnership of its election to Contribute, or of its election not to Contribute, the requested Additional Capital for Prudent Operating Costs; provided, however, each Partner shall in good faith use its reasonable best efforts to provide its election to the Partnership as soon as practicably possible giving due consideration to the Project's needs and the intended application of such called Additional Capital. Partners which so elect to Contribute such requested Additional Capital for Prudent Operating Costs are referred to individually as a "Contributing Partner" and collectively as the "Contributing Partners". Partners which decline (including by failure to timely advise the Partnership of an election to Contribute) to Contribute Additional Capital for Prudent Operating Costs are referred to individually as a "Non-Contributing Partner" and collectively as the "Non-Contributing Partners".

      (c) Within twenty (20) days after receipt of the written request from the Managing Partner for Additional Capital for Prudent Operating Costs, each Contributing Partner shall Contribute the requested Additional Capital for Prudent Operating Costs, or if the Managing Partner specifically requests, the Contributing Partners shall each provide credit facilities or other credit support for such Prudent Operating Costs, in each case in an amount equal to the Contributing Partner's pro rata share of the requested Additional Capital for Prudent Operating Costs (based on the proportion which its Equity Ownership

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                                                                         Page 16

      Percentage represents of the aggregate Equity Ownership Percentages of all Contributing Partners); provided, however, each Contributing Partner shall in good faith use its reasonable best efforts to provide its share of the requested Additional Capital for Prudent Operating Costs as soon as practically possible giving due consideration to the Project's needs and the intended application of such requested Additional Capital.

      (d) In the event that Additional Capital for Prudent Operating Costs requested pursuant to this Section 4.5 is Contributed by some but not all of the Partner(s), then each Contributing Partner is hereby assigned (pro rata, based on the proportion which each Contributing Partner's Equity Ownership Percentage represents of the aggregate Equity Ownership Percentages of all Contributing Partners) all payments and/or distributions from the Partnership that would otherwise be made to the Non-Contributing Partners pursuant to this Agreement, including but not limited to Sections 5.1 (Reimbursement of Development Funds), 5.2 (Annual
      Fee), 5.3 Distribution of Unspent Contingency), 5.4 (Distribution of Unspent Equity Contributions), 6.2 (Distributions--General), 6.3 (Tax Distributions) or 6.4 (Special Priority Cash Distributions), until (i) the Contributing Partner(s) have been repaid the Additional Capital which it or they have Contributed to the Partnership for Prudent Operating Requirements in the place of the Non-Contributing Partners, plus (ii) interest on such Additional Capital at the Interest Rate from the date such Additional Capital was Contributed until the date the Contributing Partner(s) have been repaid in full.

      (e) In the event that Additional Capital pursuant to this Section 4.5 is Contributed by some but not all of the Partners and is made in the form of credit facilities or other credit support provided by a Contributing Partner, then each Contributing Partner is hereby assigned (pro rata, based on the proportion which each Contributing Partner's Equity Ownership Percentage represents of the aggregate Equity Ownership Percentages of all Contributing Partners) all payments and/or distributions from the Partnership that would otherwise be made to the Non-Contributing Partners pursuant to this Agreement, including but not limited to Sections 5.1 (Reimbursement of Development Funds), 5.2 (Annual Fee), 5.3 (Distribution of Unspent Contingency), 5.4 (Distribution of Unspent Equity Contributions), 6.2 (Distributions--General), 6.3 (Tax Distributions) or
      6.4 (Special Priority Cash Distributions), until (i) the Contributing Partners have been compensated to date for such credit facilities or other credit support (to the extent not drawn on) for the duration of that support at an annual rate, equal to the Interest Rate less the Federal Funds Rate, multiplied by the total amount of such commitment, and until
      (ii) the Contributing Partners have been reimbursed for any draws on such credit facilities or other credit support plus interest at the Interest Rate on such sums from the date drawn.

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                                                                         Page 17

4.6 PARTNERSHIP BUDGETS. Expenditures made by or on behalf of the Partnership shall be limited to the total amounts reflected in each Partnership Budget unless otherwise authorized by this Agreement or by the ERC, and shall not be subject to monthly, yearly, line item or other intermittent amounts if so reflected; provided, however, that the Managing Partner shall undertake in good faith to manage the day-to-day Partnership operations within such monthly, yearly, line item or other intermittent amounts to the fullest extent reasonably practicable.

      (a) DEVELOPMENT PERIOD. The Partnership Budget for the Development Period is attached hereto as APPENDIX D.

      (b) CONSTRUCTION PERIOD. The Partnership Budget for the Construction Period shall be the budget for Project Costs as approved by the Senior Parties and included as part of the Common Agreement.

      (c) OPERATING PERIOD. The Partnership Budget for the initial Fiscal Year of the Operating Period shall be as approved by the ERC. For each succeeding Fiscal Year during the Operating Period, a proposed Partnership Budget shall be prepared by the Managing Partner for each Fiscal Year during the Operating Period and submitted to the ERC for its approval on or before the 1st day of the third calendar month preceding each Fiscal Year. The ERC shall undertake in good faith to approve such proposed Partnership Budget, with such modifications thereto, if any, as the ERC may deem appropriate, prior to the commencement of each Fiscal Year. In the event that the ERC does not in any Fiscal Year approve a proposed Partnership Budget, with such modifications thereto, if any, as the ERC may deem appropriate, prior to and for the ensuing Fiscal Year, or if no Partnership Budget is proposed, then a Partnership Budget which includes and reflects the following items shall automatically be deemed approved by the ERC (and for all purposes of this Agreement shall be considered a Partnership Budget approved by the ERC) and become the effective Partnership Budget on January 1 of the ensuing Fiscal Year and shall remain in effect during such ensuing Fiscal Year unless and until the ERC thereafter approves a different Partnership Budget for such ensuing Fiscal
      Year:

      (i) Budget Items which are directly related, based upon or connected with Project Contracts, in amounts equal to that reflected for such Budget Items under such Project Contracts for the ensuing Fiscal Year;

      (ii) annually recurring Budget Items which are not directly related to, based upon or connected with Project Contracts, in amounts equal to that reflected for such Budget Items in the Partnership Budget for the then current Fiscal Year, annualized if the then current Fiscal Year is a partial year, and escalated by three percent (3%); provided that if there is no Partnership Budget for the then current Fiscal Year related to the Operating Period because the Operating Period has not yet commenced and the ERC has not approved a proposed Partnership Budget for such initial Fiscal Year of the Operating Period, then the Budget Items for the initial Fiscal Year of the Operating Period included in the closing pro forma

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                                                                         Page 18

           economic projection approved by the Lenders (adjusted to conform with the actual length of such initial Fiscal Year if different than the pro forma) which are not directly related to, based upon or connected with a Project Contract or the long-term maintenance program for the Project; and

     (iii) non-recurring or extraordinary Budget Items in amounts based on the long-term maintenance program for the Project including scheduled outages under the Power Purchase Agreement.

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                                                                         Page 19

                                    ARTICLE 5

                    REIMBURSEMENT OF DEVELOPMENT FUNDS, FEES,
                     AND DISTRIBUTION OF UNSPENT CONTINGENCY
                        AND UNSPENT EQUITY CONTRIBUTIONS

5.1 REIMBURSEMENT OF DEVELOPMENT FUNDS. Upon Financial Closing, all Development Funds advanced by the Partners, either pursuant to the Partnership Budget or otherwise as approved by the ERC, shall be reimbursable, due and payable to the Partners on a pro rata basis based on the percentages determined by dividing the amount of Development Funds that each Partner has advanced to the Partnership by the aggregate amount of Development Funds advanced by all of the Partners. Such reimbursements shall be paid out of and from the initial drawdown of funds from the Financing; and if sufficient funds are not available out of the initial drawdown of funds from the Financing to reimburse in full all of the Development Funds due and owing to the Partners, the remaining amount of such Development Funds due to be reimbursed to the Partners shall be paid out of and from the first available cash of the Partnership, after any tax distributions under Section 6.3, but before any payments are made under Sections 5.2, 5.3 or 5.4, or any distributions of operating cash flow are made under Sections 6.2 or 6.4. Any Development Funds not previously reimbursed shall be reimbursed upon liquidation of the Partnership.

5.2 ANNUAL FEE. The Partnership shall pay an Annual Fee to TENASKA GP, or its designee, throughout the life of the Project as part of the operations and maintenance expense of the Project. The initial Annual Fee shall be three hundred fifty thousand dollars ($350,000) and shall be due and payable on the date of Financial Closing; thereafter the Annual Fee shall escalate at five percent (5%) per annum, and shall be due and payable on January 1 of each subsequent calendar year following the date of Financial Closing until the Project is terminated. As an accommodation to the Financing, TENASKA GP hereby waives payment of the Annual Fee during the Construction Period and through 2009 of the Operating Period. As a result, the Annual Fee in an amount equal to five hundred ninety-eight thousand six hundred eighteen dollars and seventy-eight cents ($598,618.78) shall commence being due and payable to TENASKA GP or its designee on January 1, 2010 and such amount shall thereafter escalate at five percent (5%) per annum, and continue to be due and payable on January 1 of each subsequent calendar year until the Project is terminated.

5.3 DISTRIBUTION OF UNSPENT CONTINGENCY. Subject to the Common Agreement, the amount of Unspent Contingency, if any, shall be distributed to TENASKA GP and DIAMOND GEORGIA as a return of capital on the earliest date or dates that the funds constituting such Unspent Contingency are transferred to the Partnership pursuant to the Collateral Agency Agreement. The Unspent Contingency, if any, shall be distributed to TENASKA GP and DIAMOND GEORGIA in accordance with the formulas set forth in APPENDIX E hereto. Any Unspent Contingency not previously distributed shall be distributed upon liquidation of the Partnership.

5.4 DISTRIBUTION OF UNSPENT EQUITY CONTRIBUTIONS. On the date that is the later of (i) the date that the last Equity Contributions are paid to or on behalf of the Partnership pursuant to the Common Agreement and (ii) the Commercial Operation Date, the Partners shall cause their respective applicable Affiliate(s) to contribute to the Tenaska Diamond Partnership the amount of Unspent Equity Contributions which has not otherwise been required to be contributed under the Common Agreement, all as provided in
      Section 6.3 of the Tenaska Diamond Partnership Agreement. For the avoidance of doubt, Section 6.3 of the Tenaska Diamond Partnership Agreement also provides that such Unspent Equity Contributions shall be immediately distributed as a return of capital to the applicable "Project Interest Owners", as such term is defined therein, in accordance with the formulas set forth in APPENDIX E hereto.

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                                                                         Page 21

                                    ARTICLE 6

                    ALLOCATIONS OF INCOME, PROFITS AND LOSSES
                      AND DISTRIBUTIONS OF CASH AND ASSETS

6.1 INCOME, PROFITS AND LOSSES. Except as otherwise provided in this Agreement, all revenue, expense and capital items including, but not limited to, income and expenses from operations, interest income and expense, insurance settlements, cash received from or paid for transactions of a capital nature such as refinancing or sale or purchase of assets, debt service, depreciation, amortization, federal, state and local taxes, if any, paid by the Partnership, tax adjustment and preference items related to the calculation of federal, state and local alternative minimum tax, if applicable, and federal, state and local tax credits shall be allocated among the Partners in accordance with each Partner's respective Equity Ownership Percentage.

6.2 DISTRIBUTIONS--GENERAL. Subject to Article 5, Sections 6.3 and 6.4, and the terms of the Common Agreement, the Partnership shall seek to maximize cash distributions to the Partners. Except as otherwise provided in this Agreement, distributions of cash or other assets of the Partnership (to the extent that such cash or assets are not required for operations) shall be made to the Partners (other than a Defaulting Partner or Withdrawn Partner) as prescribed in such aggregate amounts and at such times as shall be recommended by the Managing Partner and as are permitted pursuant to the provisions of the Common Agreement, unless such distributions would violate or result in a default under any agreement of the Partnership or applicable law. Except as otherwise provided in this Agreement, all distributions of cash or other assets shall be made to the Partners in accordance with each Partner's respective Equity Ownership Percentage. Except for tax distributions pursuant to Section 6.3 which shall be made prior to reimbursement of Development Funds under Section 5.1, all distributions of cash or other assets contemplated by Article 5 shall be made in the order of priority indicated in Section 5.1 prior to any distributions under this Article 6. All distributions of cash or other assets pursuant to this Article 6 shall be made in the following order of priority: tax distributions pursuant to Section 6.3, special priority cash distributions pursuant to Section 6.4, and then general distributions pursuant to this Section 6.2.

6.3 TAX DISTRIBUTIONS. Subject to Section 12.3, and the terms of the Common Agreement, during each Fiscal Year the Partnership shall make quarterly cash distributions to the Partners as required for the Partners to pay their respective federal, state and local income tax liabilities, if any. Such tax distributions shall be equal to each Partner's Equity Ownership Percentage multiplied by an amount equal to the taxable income of the Partnership for each Fiscal Year, or relevant portion thereof, (determined under Section 703(a) of the Code with items of income, loss, or deduction under Section 703(a)(1) included in the determination) multiplied by the sum of (i) the then current maximum marginal federal income tax rate for individuals or corporations, whichever is higher, in

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                                                                         Page 22

      the United States (the "Marginal Federal Rate"), and (ii) 5% (stipulated state and local income tax rate) multiplied by 1 minus the Marginal Federal Rate. Such distributions shall be made from time to time during each Fiscal Year (and/or during the following January) just prior to the time that estimated income tax payment obligations are due from the Partners to federal, state and local tax authorities.

6.4 SPECIAL PRIORITY CASH DISTRIBUTIONS. In lieu of the Annual Fees of which Tenaska GP has waived payment through 2009 pursuant to Section 5.2, Tenaska GP shall be allocated and receive special priority cash distributions each Fiscal Year in amounts equal to those set forth in Appendix G from the first available cash from the Partnership after tax distributions pursuant to Section 6.3 but prior to any distributions of the operating cash flow made to the Partners pursuant to Section 6.2 each Fiscal Year. For the avoidance of doubt, in the event Tenaska GP has not fully realized the amount(s) of priority cash distributions which are due and payable to it under this Section 6.4 as of the end of each Fiscal Year (including amounts related to the current Fiscal Year and all applicable prior Fiscal Years), there shall be no distributions made to the Partners pursuant to Section 6.2 in the ensuing Fiscal Year(s) until Tenaska GP has fully realized all such priority cash distributions due and payable to it under this Section 6.4.

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                                                                         Page 23

                                    ARTICLE 7

                          MANAGEMENT OF THE PARTNERSHIP

7.1  MANAGING PARTNER.

      (a) The day-to-day management, operations, affairs and business of the Partnership shall be the responsibility of the Managing Partner which shall have the authority to do all things necessary to carry out its responsibilities as provided in this Agreement; subject, however, to certain consent or approval requirements of the ERC or the Partners as specifically provided in this Agreement. The Managing Partner shall report fully to the ERC at each meeting of the ERC. Except as otherwise specifically provided in this Agreement, no Partner shall have authority to act for or assume any obligation or responsibility on behalf of the Partnership without the prior grant of authority, direction or approval from the Managing Partner.

      (b) For "cause", and subject to Section 7.2(d) and the provisos in this
      Section 7.1(b), upon the unanimous vote of the General Partners, excluding the vote of the Managing Partner and any General Partner which is an Affiliate of the Managing Partner, the Managing Partner may be removed as Managing Partner. For the purpose of this Section 7.1(b), "cause" shall mean (i) a material Default by the Managing Partner or Affiliate thereof under this Agreement which is not cured within the applicable Cure Period,
      (ii) a material default by any Affiliate of the Managing Partner under the Tenaska Georgia I, L.P. partnership agreement, as amended and/or restated, which is not cured within the applicable cure period prescribed by such agreement, (iii) a material Default under any Project Contract which is proximately caused by the action or inaction of the Managing Partner or Affiliates thereof with respect to matters under its or their control and which is not cured with the applicable cure period prescribed by such Project Contract, (iv) any action or inaction of the Managing Partner or any Affiliate thereof involved with the Partnership or the Project which constitutes fraud, gross negligence or willful misconduct, (v) the filing by the Managing Partner or any Affiliate involved with the Project of a voluntary petition in bankruptcy (excluding a filing by Tenaska Georgia I, L.P. which occurs as a result of a vote in accordance with the Tenaska Georgia I, L.P. partnership agreement or Section 7.7 of the Tenaska Diamond Partnership Agreement) or the filing of an involuntary petition in bankruptcy against the Managing Partner, which is not dismissed within ninety (90) days after the filing date, provided that a trustee is appointed to manage the estate of the debtor in bankruptcy, (vi) the cessation of the Managing Partner's existence as a legal entity and no successor is created by the Managing Partner, or (vii) the Managing Partner and its Affiliates ceasing to have, directly or indirectly, an Equity Ownership Percentage or beneficial ownership, collectively, of twenty percent (20%) or more of the total Partnership Interests; PROVIDED that the right to remove the Managing Partner under this Section 7.1(b) shall be exercised by providing the Managing Partner with a written notice which specifies the "cause" for

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                                                                         Page 24

      which the Managing Partner is to be removed within thirty (30) days after the date such "cause" for removal has become known to any General Partner other than the Managing Partner and its Affiliates; if the Managing Partner does not receive such written notice within the foregoing time period, the Managing Partner may not be removed in respect of such "cause" for removal which has become known to a General Partner other than the Managing Partner but the General Partners other than the Managing Partner shall retain all other rights and remedies which they may have at law or in equity by reason of any action or inaction which resulted in such event; provided further that, if there is a good faith dispute regarding the occurrence of any event described in Section 7.1(b)(i), (ii), (iii) or
      (iv) which entitles the General Partners to remove the Managing Partner from such office and the Managing Partner commences arbitration proceedings in accordance with Section 14.5 within twenty (20) days following receipt of the notice of exercise of right of removal pursuant to this Section 7.1(b) to resolve such good faith dispute, and thereafter diligently pursues such arbitration proceedings, then the exercise of the right of removal as a result of the occurrence of any event described in
      Section 7.1(b)(i), (ii),(iii) or (iv) shall not become effective unless and until the arbitrators in such arbitration proceedings determine that an event described in Section 7.1(b)(i), (ii), (iii) or (iv) has occurred which entitles the General Partners to remove the Managing Partner from such office.

      (c) The Partnership shall reimburse the Managing Partner in accordance with the Standard Billing Practices for all reasonable time charges, expenses and costs it or its Affiliate(s) incur in managing the operations, affairs and business of the Partnership, subject to the Partnership Budget in effect from time to time. Each Partner shall, at its own expense, have the right at all times during normal business hours to examine the books and records of the Managing Partner pertaining to its services provided to or on behalf of the Partnership. Such right may be exercised through any agent or employee of such examining Partner or by an independent public accountant, attorney or other consultant so designated by such examining Partner subject to the confidentiality provisions set forth in Section 14.14.

7.2  EXECUTIVE REVIEW COMMITTEE.

      (a) The Executive Review Committee ("ERC") shall have the primary authority for the management and control of the business, affairs, policies and decisions of the Partnership. The members of the ERC shall be one Representative of each General Partner, designated from time to time by each such General Partner by written notice to each other General Partner and the Partnership. By like notice, each General Partner may designate an Alternate Representative which shall have authority to act in the absence of its Representative. By execution of this Agreement, each General Partner hereby gives notice to each other General Partner and the Partnership that its Representative and Alternate Representative designees are as set forth in APPENDIX C. A General Partner may at any time, by written notice to all other General Partners and to the Partnership, remove its Representative or Alternate Representative designees from the ERC by designating a new Representative and/or Alternate Representative. The designees set forth in APPENDIX C shall serve in such capacity until such time as their respective

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                                                                         Page 25

      successors are designated. Any participation or action (including the execution of any documents) by an Alternate Representative of a General Partner shall be deemed to be the act of the Representative of such General Partner for which such Alternate Representative is permitted to act without any evidence of the absence or unavailability of such Representative. Members of the ERC shall carry out the purposes and business of the Partnership in accordance with this Agreement, shall devote to the Partnership's business such time as reasonably shall be required, and shall conduct the affairs of the Partnership in the best interests of the Partnership.

      (b) The Chairman of the ERC shall be the Representative of the Managing Partner or, in the absence of such Representative, the Alternate Representative of the Managing Partner. There shall be a secretary of the ERC who shall be selected by the Managing Partner. The individual selected as secretary may or may not be a member of the ERC.

      (c) The Chairman shall preside at all meetings of the ERC. The ERC shall meet at least quarterly in person or by teleconference call. Special ERC meetings may be called at the request of any General Partner. All meetings of the ERC shall be held upon not less than seven (7) days prior written notice from the Partnership to each General Partner; and in the event a special ERC meeting is requested by a General Partner, the notice shall set forth with particularity the purpose of such special ERC meeting. All notices for ERC meetings shall set forth the time, the place, and the manner in which the ERC meeting is to be held. Attendance or participation by an ERC Representative or Alternate Representative at an ERC meeting shall constitute a waiver of any required notice of such ERC meeting. Written minutes for each ERC meeting shall be recorded by the secretary of the ERC and provided to the members of the ERC for approval no later than two (2) weeks prior to the next scheduled quarterly ERC meeting.

      (d) Subject to this Section 7.2(d) and except as otherwise provided by this Agreement, the ERC shall act upon the affirmative vote, approval or consent of seventy-two and one-half percent (72.5%) of the Weighted Voting Interests of the General Partners represented on the ERC. Any action that may be taken by the ERC may be taken without a notice and/or a meeting of the ERC if written consents setting forth such action are distributed concurrently to all ERC Representatives and are signed by ERC Representatives or Alternate Representatives which have sufficient Weighted Voting Interests to have approved the action if a meeting of the ERC had been held. Any action that may be taken by the Partners (whether the General Partners, the Limited Partners, or all Partners, as the case may be) may be taken without a notice and/or a meeting of such Partners if written consents setting forth such action are signed by the Partners whose approval or consent would have been sufficient to have approved the action if a meeting of such Partners had been held. Copies of signed written consents shall be promptly provided to all ERC Representatives and Partners (whether the General Partners, the Limited Partners or all Partners, as the case may be), as applicable. Notwithstanding any provision in this Agreement to the contrary, no Defaulting Partner, nor its Representative or Alternate Representative on the ERC, if applicable, shall be eligible to vote on, consent to, approve

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                                                                         Page 26

      or participate in matters or actions before the ERC or the Partners for so long as it is a Defaulting Partner.

      (e) To the fullest extent permitted by applicable law, the Partnership shall indemnify and save harmless the Representatives and Alternative Representatives of the ERC, the Managing Partner, any Partner performing services pursuant to Section 8.1, and Affiliates, directors and officers of any of the foregoing (as required by and to the full extent permitted by the Act) against all actions, claims, demands, costs and liabilities arising out of the good faith acts (or good faith failure to act) of such Persons within the scope of their authority in the course of the Partnership's business or pursuant to this Agreement, and such Persons shall not be liable for any obligations, liabilities or commitments incurred by or on behalf of the Partnership as a result of any such acts or failure to act even though caused or alleged to be caused by the negligence or fault of any such Person or its agents, and even though any such claim, cause of action, or suit is based upon or alleged to be based upon the strict liability of such Person or its agents against the consequences of their own negligence; provided, however, such indemnification shall not apply to any Person to the extent that their action or inaction constitutes willful misconduct, fraud, or gross negligence.

7.3 ACTIONS REQUIRING SEVENTY-TWO AND ONE-HALF PERCENT (72.5%) APPROVAL OR CONSENT OF THE ERC. Subject to Section 7.2(d) and except as otherwise provided herein, the approval or consent of seventy-two and one-half (72.5%) percent of the Weighted Voting Interests of the General Partners represented on the ERC shall be necessary before any of the following actions can be taken by or on behalf of the Partnership:

      (a) establishing, approving, amending or modifying a Partnership Budget, except as provided in Section 4.6;

      (b) requesting the Partners to Contribute Additional Capital or to provide credit facilities or other credit support, except as provided in Section 4.5;

      (c) making, incurring, issuing or assuming any of the following (a "Disbursement or Obligation") in each case involving a dollar amount of more than two hundred fifty thousand dollars ($250,000): making any expenditure; lending or borrowing money; incurring any expense; executing agreements; or incurring, assuming or guaranteeing any obligation, or contracting for indebtedness or other liability, or securing the same by mortgage, deed of trust, or other lien or encumbrance; EXCEPT when any such Disbursement or Obligation is made, incurred, issued or assumed pursuant to (i) any Material Contract which has been approved by the ERC, (ii) the ordinary day-to-day business activities of the Partnership in accordance with the applicable Partnership Budget approved by the ERC, or (iii) Section 4.5; provided, however, that the Partnership shall not incur any indebtedness for borrowed money to the extent that such incurrence is prohibited by the Financing Documents (as such term is defined in the Common Agreement);

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                                                                         Page 27

      (d) entering into or terminating any Material Contract, materially amending any Material Contract, or amending any agreement that is not a Material Contract when such amendment would have the effect of causing such agreement to become a Material Contract, except when such Material Contract, terminations thereof, amendments thereto, or other above described amendments are required with respect to Prudent Generator Practices;

      (e) selling, exchanging, leasing, abandoning, mortgaging, pledging or otherwise disposing of or transferring assets (an "Asset Transfer") in each case having a fair market value of more than two hundred fifty thousand dollars ($250,000); EXCEPT for (i) any Asset Transfer which relates to property covered by liens and encumbrances granted pursuant to a deed of trust or other security documents executed in connection with the Common Agreement, (ii) any Asset Transfer which relates to the sale of parts and equipment inventory in the ordinary course of business, or (iii) the sale or other disposition of assets which are replaced by assets of an equivalent or greater value or which have become obsolete and are of no further value to the operation of the Project.

      (f) bringing, defending or otherwise engaging in any actions at law or in equity, or under alternative forms of dispute resolution, including, without limitation, arbitration and mediation, on behalf of the Partnership by or against third parties (each of the foregoing, a "Legal Proceeding"), or consenting to or entering into a judgment or settlement of any Legal Proceeding, when any Legal Proceeding involves the expense, expenditure, loaning or borrowing by the Partnership of more than two hundred fifty thousand dollars ($250,000);

      (g) subject to Section 14.20, engaging in any transaction, or entering into any agreement which is an Affiliated Contract; EXCEPT when such transaction or agreement is otherwise for goods or services provided by a Partner pursuant to provisions set forth in this Agreement or modifying or amending any such Affiliated Contract. For the purposes of this Section 7.3(g) and Section 14.20, the term "Affiliate" when used in reference to a Person who is an individual shall also include members of such Person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission); trusts for which the trustee and all beneficiaries are such Person or members of such Person's immediate family; and corporations, limited liability companies and other entities owned and/or controlled by such Person;

      (h) establishing or amending material Partnership tax policies and determining material Partnership tax elections, other than elections made pursuant to Section 754 of the Code as may be required hereunder;

      (i) establishing or amending material Partnership accounting policies, procedures or practices;

      (j) replacing the Certified Public Accountants;

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                                                                         Page 28

      (k) disclosing to any third party any Confidential Information obtained directly or indirectly from the Partnership, any other Partner, or any Affiliate thereof EXCEPT in compliance with the requirements of Section 14.14;

      (l) appointing a substitute Managing Partner as provided in Section
      7.1(b);

      (m) approving the relief of any obligations under this Agreement of a transferor Partner in the event of a Permitted Transfer as provided in Sections 10.1 or 10.4;

      (n) approving the extension of a Cure Period;

      (o) determining the amount and timing of distributions of cash or property to the Partners, except when such distributions are made pursuant to
      Section 6.3 or are included in the Partnership Budget; provided, however, no member of the ERC shall unreasonably withhold or delay its approval of a proposed distribution of cash or property to the Partners;

      (p) making any public announcements related to the Project, the Partnership or any Partner;

      (q) adopting or modifying any risk management policies and insurance programs of the Partnership, except as required pursuant to the requirements of Project Contracts;

      (r) instituting policies for the protection of confidential information, and policies and guidelines for health and safety;

      (s) approving the timing of when Construction Equity Contributions shall be required to be made other than on the Construction Equity Contributions Date or as otherwise required by the Collateral Agent under the Common Agreement;

      (t) approving a change in Fiscal Year period for the Partnership;

      (u) approving the timing of when Equity Guarantees shall be required to be provided other than on the date of Financial Closing or as otherwise required by the Collateral Agent under the Common Agreement;

      (v) approving any return of any capital contributions to any Partner except as provided in Article 6;

      (w) granting additional authority to the Managing Partner beyond what is provided in this Partnership Agreement;

      (x) authorizing any Partner other than the Tax Matters Partner to carry out tax related duties or actions on behalf of the Partnership;

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                                                                         Page 29

      (y) approving the determination of fair market value to be used for the purpose of liquidation of the Partnership under the terms of the Partnership Agreement;

      (z) approving the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures, or corporations;

      (aa) approving the indemnification of any Person by the Partnership against liabilities and contingencies to the extent permitted by law and involving more than two hundred fifty thousand dollars ($250,000);

7.4 ACTIONS REQUIRING NINETY PERCENT (90%) APPROVAL OR CONSENT OF THE ERC. Subject to Section 7.2(d) and except as otherwise provided herein, the approval or consent of ninety percent (90%) of the Weighted Voting Interests of the General Partners represented on the ERC shall be necessary before any of the following actions may be taken by or on behalf of the Partnership:

      (a) causing the Partnership to merge or consolidate with or into any other Person;

      (b) taking any action which would cause the Partnership NOT to be recognized as a partnership for federal income tax purposes, EXCEPT when such action is required by law;

      (c) taking any action which would cause the Partnership NOT to be recognized as an Exempt Wholesale Generator (EWG), or cause the Partnership or any Partner to become regulated as a holding company under PUHCA, EXCEPT when such action is required by law;

      (d) approving a Capacity Upgrade; or

      (e) approving an Expansion.

7.5   ACTIONS REQUIRING UNANIMOUS APPROVAL OR CONSENT OF THE GENERAL
      PARTNERS. Subject to Section 7.2(d) and except as otherwise provided herein, the unanimous approval or consent of the General Partners shall be necessary before any of the following actions may be taken by or on behalf of the Partnership:

      (a) electing to dissolve or wind-up the Partnership or to take any action that would have such result;

      (b) commencing a voluntary proceeding in bankruptcy in the name of the Partnership, or seeking the protection of any federal or state bankruptcy or insolvency law or debtor relief statute;

      (c) changing the nature of the Partnership's business; or

      (d) removing the Managing Partner for "cause" in accordance with Section 7.1(b).

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                                                                         Page 30

7.6 ACTIONS REQUIRING UNANIMOUS APPROVAL OR CONSENT OF ALL PARTNERS. Subject to Section 7.2(d) and except as otherwise provided herein, the unanimous approval or consent of all Partners shall be necessary before any of the following actions can be taken by or on behalf of the
      Partnership:

      (a) admitting Additional Partners, except in the event the Additional Partner is admitted pursuant to Article 10, Section 12.1(a)(iii) or
      Section 12.2(d); or

      (b) making any amendment to this Agreement; provided, however, that if such amendment would not adversely modify the rights or obligations of any Partner, then only the unanimous approval or consent of the General Partners shall be required.

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                                                                         Page 31

                                    ARTICLE 8

                             SERVICES FROM PARTNERS
                         OTHER THAN THE MANAGING PARTNER

8.1 SERVICES REQUESTED FROM PARTNERS OTHER THAN THE MANAGING PARTNER. If the Managing Partner requests another Partner, or an Affiliate thereof, to perform services for the Partnership not otherwise specifically provided for in this Agreement, such Partner shall be reimbursed in accordance with the Standard Billing Practices.

8.2 BILLING STATEMENT DEADLINE. Partners, or their Affiliates, which perform services for the Partnership pursuant to Section 8.1, shall, on or before the fifteenth (15th) day of each calendar month, render a statement to the Managing Partner itemizing the costs and expenses incurred during the previous calendar month for which reimbursement is sought.

8.3   PAYMENT DEADLINE. The amount invoiced on the statement pursuant to
      Section 8.2 shall be paid on or before twenty-five (25) days following the calendar month in which such services were rendered and the costs and expenses were incurred or fifteen (15) days after receipt of the statement, whichever is later.

8.4 FAILURE TO MAKE PAYMENT. Should there be a failure to make a timely payment of any amount to be reimbursed to a Partner or Affiliate thereof pursuant to this Article 8, interest shall accrue on any overdue amount until such principal amount and interest thereon are paid at a per annum rate equal to the lesser of: (i) the "Prime Rate" as reported in THE WALL STREET JOURNAL on the first Business Day of each calendar quarter, plus two hundred (200) basis points, or (ii) the maximum rate allowed by law.

8.5 EXAMINATION OF BOOKS AND RECORDS. Each Partner shall, at its own expense, have the right at all times during normal business hours to examine the books and records of a Partner to the extent necessary to verify the accuracy of any statement, charge, computation or demand made by such Partner under or pursuant to this Article 8. Such right may be exercised through any agent or employee of such Partner or by an independent public accountant, attorney or other consultant so designated by such Partner subject to the confidentiality provisions set forth in
      Section 14.14.

8.6 SERVICES CURRENTLY PROVIDED BY THE MANAGING PARTNER'S AFFILIATES. The Partners acknowledge that Affiliates of the Managing Partner currently provide or shall provide the services to or on behalf of the Partnership which are described in APPENDIX F.

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                                                                         Page 32

                                    ARTICLE 9

                             ACCOUNTING AND TAXATION

9.1 LOCATION OF RECORDS. The books of account for the Partnership shall be kept and maintained at the principal office of the Partnership or at such other place as the Managing Partner shall determine.

9.2 BOOKS OF ACCOUNT. The books of account and financial statements for the Partnership shall be:

      (a) maintained and prepared on an accrual basis in accordance with GAAP;
      and

      (b) audited by the Certified Public Accountants at the end of each Fiscal Year.

9.3 ANNUAL FINANCIAL STATEMENTS AND TAX INFORMATION. As soon as practicable following the end of each Fiscal Year of the Partnership, the Managing Partner shall cause to be prepared and delivered to the Partners:

      (a) an income statement and a statement of changes in financial position for such Fiscal Year, a balance sheet and a statement of each Partner's capital account as of the end of such Fiscal Year, together with a report thereon of the Certified Public Accountants;

      (b) federal, state and local income tax returns and such other accounting, tax information and schedules, including but not limited to the Schedule K-1 for each Partner, as shall be necessary for the preparation by each Partner of its income tax return for such Fiscal Year, on or before the thirty-first (31st) day of the third (3rd) calendar month after the end of each Fiscal Year; and

      (c) an estimate of Partnership taxable income or loss, as shall be necessary for each Partner to make its estimated income tax payment(s), if any, due for such Fiscal Year, on or before January 15 of each calendar year.

9.4 INTERIM FINANCIAL STATEMENTS. As soon as practicable after the end of each calendar quarter, the Managing Partner and the General Partners shall review, discuss and consult on matters relating to the preparation of the items listed in subsections (a) through (c) below. As soon as practicable after such consultation, the Managing Partner shall cause to be prepared and delivered to each Partner, with an appropriate certificate of the Person authorized to prepare the same:

      (a) an income statement and a statement of changes in financial position for such quarter (including sufficient information to permit the Partners to calculate their tax accruals), for the portion of the Fiscal Year then ended;

      (b) a balance sheet and a statement of each Partner's capital account as of the end of such quarter; and

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                                                                         Page 33

      (c) a statement comparing the actual financial results of the Partnership for such quarter and the portion of the Fiscal Year then ended, with the budgeted or forecasted pro forma projections for such respective periods;

      (d) an estimate of Partnership taxable income or loss, as shall be necessary for each Partner to make its estimated income tax payments(s), if any, due for such calendar quarter, at least twenty (20) Business Days prior to the estimated tax due date, which estimate shall be based upon information reasonably available to the Managing Partner at that time.

9.5 TAXATION. The parties intend that the Partnership shall be treated as a partnership for federal and state (and local, if applicable) tax purposes. The Partnership's federal and state (and local if applicable) income tax returns shall be prepared by the Certified Public Accountants subject to review by the Managing Partner. All of the material Partnership elections for federal and state (and local if applicable) income tax purposes shall be determined by the ERC, except those specifically reserved by the Code to be made by the individual Partners.

9.6 GOVERNMENTAL REPORTS. The Managing Partner shall prepare and file, or cause to be prepared and filed, all reports prescribed by any commission or governmental agency having jurisdiction of the Project.

9.7 INSPECTION OF FACILITIES AND RECORDS. Each Partner shall, at its own expense, have the right at all times during normal business hours to inspect the Project facilities and to audit or examine the books and records of the Partnership. Such right may be exercised through any agent or employee of such Partner or by an independent public accountant, attorney or other consultant so designated by such Partner subject to the confidentiality provisions set forth in Section 14.14.

9.8 DEPOSIT AND WITHDRAWAL OF FUNDS. Subject to the Common Agreement, funds of the Partnership shall be deposited in such recognized and reputable banks, depositories, or other financial institutions, in the account of the Partnership, as shall be designated from time to time by the Managing Partner. All withdrawals from any such depository shall be made subject to the provisions of this Agreement and shall be made only by check, wire transfer, debit memorandum or other written instruction.

9.9   TAX MATTERS PARTNER. The Managing Partner is hereby designated as the
      "Tax Matters Partner" of the Partnership, as defined in Section 6231(a)(7) of the Code. In carrying out its duties set out in this Agreement, the Tax Matters Partner shall act in a fiduciary capacity with respect to the Partnership and the other Partners and shall take no action (other than the performance of ministerial duties) without prior written approval of such action by the other Partners.

      (a) The Tax Matters Partner shall have the authority to extend the statute of limitations for assessment of tax deficiencies against the Partners with respect to adjustments to the

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                                                                         Page 34

      Partnership's federal, state, local or foreign tax returns, and to the extent provided in Sections 6222 through 6231 of the Code, to represent the Partnership and the Partners before taxing authorities or courts of competent jurisdiction in tax matters affecting the Partnership and the Partners in their capacities as Partners, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Partners with respect to such tax matters or otherwise affect the rights of the Partnership and the Partners; provided that, to the extent any such extension, agreement, election or document might have a material effect on any Partner, such Partner must consent in writing to such extension, agreement, election or document and the Tax Matters Partner must reasonably consult with such Partner in any discussions or negotiations associated with such agreement or document. Each Partner agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably required by the Tax Matters Partner to conduct such proceedings.

      (b) The Tax Matters Partner shall keep each Partner informed of all administrative and judicial proceedings, as required by Section 6223(g) of the Code, and shall furnish each Partner in writing a copy of each notice or other communication received by the Tax Matters Partner. If any Partner intends to file a notice of inconsistent treatment under Section 6222(b) of the Code, such Partner shall, prior to the filing of such notice, provide notice to the Tax Matters Partner of such intent and the manner in which the Partner's intended treatment of the Partnership item is (or may be) inconsistent with the treatment of that item by the Partnership.

      (c) Each Partner shall bear its own costs resulting from any tax examination of its investment in the Partnership. Furthermore, each Partner shall indemnify and hold harmless the other Partners, their successors and assigns, against all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees (including reasonable attorneys fees and costs) against or incurred by the other Partners and the Partnership, their successors and assigns, that proximately result from, relate to, or arise in any respect from the payment of, or failure to pay, federal or state income taxes due or payable by such Partner, or any investigation or enforcement action relating thereto. Such indemnification shall survive until the expiration of the applicable statute of limitations with respect to the damages in question.

      (d) The Tax Matters Partner shall be reimbursed by the Partnership for all time and reasonable costs incurred by it as Tax Matters Partner, in accordance with the Standard Billing Practices, in connection with any tax related matters, including but not limited to the examination of the Partnership tax returns by a taxing authority.

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                                                                         Page 35

                                   ARTICLE 10

                       TRANSFERS OF PARTNERSHIP INTERESTS

10.1 PERMITTED TRANSFERS. A Partner shall be permitted to Transfer all or any part of its Partnership Interest to another Person provided that such Transfer is first in compliance with all of the following conditions (a "Permitted Transfer"); provided, however, notwithstanding anything herein to the contrary, no provision of this Agreement, other than Section 10.1(c)(i), shall prohibit any Transfers pursuant to the terms of the Pledge Agreements:

      (a) the Transfer will NOT adversely affect the financial and operating integrity of the Partnership;

      (b) the Transfer will NOT result in a termination of the Partnership under
      Section 708 of the Code, unless such termination would not materially adversely affect the Partnership or any Partner;

      (c) the Transfer will NOT (i) cause revocation or loss of the Partnership's EWG status, or cause the Partnership, any Partner, Parent, or Affiliate thereof to become regulated as a holding company under PUHCA or (ii) be in conflict with any other law or regulation which would otherwise adversely affect the financial and operating integrity of the Partnership;

      (d) the Transfer is NOT prohibited by and will not cause a default under the terms of any material Project Contract of the Partnership, including but not limited to the Common Agreement, and if required the proposed Transfer has been approved and consented to by any third party from which approval or consent is required under a material Project Contract;

      (e) such Transfer is in compliance with all applicable requirements of law, including but not limited to any applicable securities laws;

      (f) the transferor Partner has provided written notice, ten (10) days prior to effectuating any Transfer, to the Partnership and the other Partners of its intent to Transfer all or any part of its Partnership Interest to a specified transferee, provided however that such prior written notice shall not be required for a Transfer (i) between a Partner and its Affiliates or (ii) between or among TENASKA GP, TENASKA LP and/or DIAMOND GEORGIA;

      (g) if applicable, the transferee assumes by operation of law or express agreement with the Partnership, in form and substance reasonably satisfactory to the Partnership, all of the obligations of the transferor Partner under this Agreement to the extent the transferor Partner is transferring all or any part of its obligations under this Agreement; provided, however, that any such assumption shall not relieve the transferor Partner of such obligations unless the ERC, in its sole discretion (excluding the vote of the

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                                                                         Page 36

      Representative or Alternate Representative of the transferor Partner and of any Partner which is an Affiliate of the transferor Partner), specifically agrees pursuant to Section 7.3(m);

      (h) in the event the transferee is to be admitted to the Partnership as an Additional Partner, such transferee is admitted in compliance with Article 11; and

      (i) the transferor Partner is NOT a Defaulting Partner at the time of the Transfer.

10.2 WITHDRAWAL OF TRANSFEROR PARTNER. In the event of a Permitted Transfer where the transferor Partner Transfers all of its Partnership Interest, the transferor Partner shall become a Withdrawn Partner effective on the date such Permitted Transfer is effectuated.

10.3 EFFECT OF PROHIBITED TRANSFERS. Any proposed Transfer of a Partnership Interest by a Partner which is not expressly permitted by Article 10 or
      Section 12.1(a)(iii) or Section 12.2(d) shall be prohibited, and in the event a Transfer is erroneously effectuated and later found not to conform with the requirements of Article 10, Section 12.1(a)(iii) or Section 12.2(d), such Transfer shall be void and shall not be recognized by the Partnership, and the Partner which attempted to effectuate such prohibited Transfer shall remain liable for all of its obligations under this Agreement. Nothing in this Agreement shall be deemed to limit any rights or remedies that the Partnership or any other Partner may have against a transferor Partner in the event of a prohibited Transfer.

10.4  TRANSFERS UNDER A SECURITY INTEREST. In the event of a Permitted
      Transfer where a transferee becomes a substituted Additional Partner by operation of a Transfer made in foreclosure or other enforcement of a security interest pledged by a Partner, such Permitted Transfer and such transferee shall be subject to all of the terms and provisions of this Agreement, and the transferor Partner shall not be relieved of any of its obligations under this Agreement without the prior approval or consent of the ERC, excluding the vote of the Representative or Alternate Representative of the transferor Partner and of any Partner which is an Affiliate of the transferor Partner.

10.5 TAX ELECTION. In the event that a Partnership Interest is transferred or assigned as permitted by this Article 10, (a) at the request of a transferee of ten percent (10%) or more of the Partnership Interests, the Partnership shall make an election pursuant to Section 754 of the Code, and (b) at the request of transferee of less than ten percent (10%) of the Partnership Interests, the Partnership shall make such an election only with the requisite approval of the ERC.

10.6 PLEDGE OF PARTNERSHIP INTERESTS. If the Partnership Interests are pledged, or otherwise assigned as a security interest, the transferee shall become a Partner of the Partnership only in the manner and event and to the extent expressly provided in the agreement effecting such pledge or assignment or by operation of law.

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                                                                         Page 37

                                   ARTICLE 11

                        ADMISSION OF ADDITIONAL PARTNERS

11.1 PERMITTED ADMISSIONS.

      (a) AUTOMATIC ADMISSION OF TRANSFEREE OF A PERMITTED TRANSFER. Upon compliance with the terms of Section 11.1(c), the transferee with respect to a Permitted Transfer pursuant to Article 10 shall be automatically admitted as an Additional Partner (a General Partner in respect of a transferred General Partner Partnership Interest or a Limited Partner in respect of a transferred Limited Partner Partnership Interest) in substitution for the transferor Partner to the extent of the transferred Partnership Interest. Upon the request of a Partner, a Permitted Transfer pursuant to Article 10 may be structured as the admission of the transferee as an Additional Partner with the entire dilution in the Partnership Interests resulting from such admission of the transferee as an Additional Partner being allocated wholly against the Partnership Interest of the Partner making such Permitted Transfer (in which case the transferee would be admitted as a new General Partner to the extent of the dilution in the General Partner Partnership Interest of the transferor Partner and would be admitted as a new Limited Partner to the extent of the dilution in the Limited Partner Partnership Interest of the transferor Partner), provided that the Partner requesting the admission of the transferee as an Additional Partner, and such Partner's Affiliates, shall indemnify, hold harmless and reimburse the other Partners and its Affiliates for any adverse tax consequences to the extent resulting from such admission of the transferee as an Additional Partner, including but not limited to adverse consequences under Section 704(c) of the Code.

      (b) ADMISSION PURSUANT TO PARTNER APPROVAL. Upon compliance with the terms of Section 11.1(c), a Person which the Partners have approved for admission to the Partnership as an Additional Partner pursuant to Section 7.6(a) shall be admitted as an Additional Partner with such Partnership Interest (whether a General Partner Partnership Interest or a Limited Partner Partnership Interest) as the Partners shall have approved.

      (c) REQUIREMENTS FOR ADMISSION. An admission of an Additional Partner to a new or substituted Partnership Interest must first comply with all of the conditions specified in Article 10 (for this purpose, substituting the word "admission" for the word "Transfer" in Sections 10.1(a) through (e)) and in addition such Person which is to be admitted as an Additional Partner must execute a counterpart of this Agreement, and must assume by operation of law or express agreement with the Partnership, in form and substance reasonably satisfactory to the Partnership, all of its share of applicable obligations under this Agreement.

11.2 EFFECT OF PROHIBITED ADMISSION. Any proposed admission of an Additional Partner which is not expressly permitted by Sections 11.1, 12.1(c) or 12.2(d) shall be prohibited, and in

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                                                                         Page 38

      the event an admission of an Additional Partner is erroneously effectuated and later found not to conform with the requirements of this Article 11, such admission shall be void and shall not be recognized by the Partnership. Nothing in this Agreement shall be deemed to limit any rights or remedies that the Partnership or any other Partner may have in the event of a prohibited admission of an Additional Partner.

                                   ARTICLE 12

                        DEFAULT AND WITHDRAWAL PROVISIONS

12.1  DEFAULT.

      (a) MONETARY DEFAULTS. Except as may otherwise be provided in Section 12.2(d), the Partnership and/or any Non-Defaulting Partner shall have the right to provide the Defaulting Partner a Default Notice identifying a Monetary Default. If at the end of the Cure Period, if any, applicable to such Monetary Default, such Monetary Default shall remain uncured by the Defaulting Partner, then all of the following provisions and Sections 12.2 and 12.5 shall immediately apply:

      (i) such Defaulting Partner shall be deemed to have withdrawn from the Partnership effective as of the date of the Monetary Default and shall thereafter be a Withdrawn Partner in accordance with the applicable provisions of this Agreement;

      (ii) the Partnership shall provide a Withdrawal Notice to each Non-Defaulting Partner advising that such Defaulting Partner has become a Withdrawn Partner; and

      (iii) the Withdrawn Partner's Partnership Interest shall automatically be assigned to the Non-Defaulting Partners pro rata in accordance with their Partnership Percentages (the Withdrawn Partner's Equity Ownership Percentage being allocated in proportion to the Non-Defaulting Partners' respective Equity Ownership Percentages and the Withdrawn Partner's Voting Interest Percentage being allocated in proportion to the Non-Defaulting Partners' respective Voting Interest Percentages) and the Non-Defaulting Partners shall automatically be substituted as Additional Partners for the Withdrawn Partner in respect thereto.

      (b) NON-MONETARY DEFAULT. In the event any Partner is in Default of its Non-Monetary Obligations under this Agreement, the Partnership and any Partner shall have the right to pursue any rights and remedies against such Defaulting Partner which they may have at law and in equity (including, but not limited to, the right to seek damages for and specific performance of those obligations that continue uncured by such Defaulting Partner, the Parties acknowledging that remedies at law would be inadequate) as a result of such Defaulting Partner's Default of its Non-Monetary Obligations under this Agreement.

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                                                                         Page 39

12.2  CERTAIN RIGHTS AND OBLIGATIONS DURING CURE PERIOD.

      (a) After the receipt of a Default Notice and prior to the curing of any Monetary Default or the withdrawal of the Defaulting Partner as provided in Section 12.1(a), the Defaulting Partner shall continue to be a Partner until the expiration of the Cure Period, if any, and shall continue to be obligated to contribute all funds and perform all obligations required of the Defaulting Partner under this Agreement.

      (b) If, within the Cure Period applicable to a Monetary Default, the Defaulting Partner cures such Monetary Default, it shall be deemed as if the Monetary Default had not occurred and the Defaulting Partner shall lose no rights under this Agreement (other than the rights which were suspended pending such cure pursuant to Sections 7.2(d) and 12.3). A Defaulting Partner shall be deemed to have cured a Monetary Default within the meaning of this Section 12.2(b) when it has made all payments and provided all guarantees then due or overdue within the applicable Cure Period.

      (c) The withdrawal of a Defaulting Partner as provided in Section 12.1(a) is not an exclusive right or remedy and is in addition to the rights and remedies of the Partnership and/or the Non-Defaulting Partners which are described in the following sentence. The Partnership and/or the Non-Defaulting Partners shall have and may exercise (without regard to prior, concurrent, or subsequent exercise of any other rights or remedies) all rights and remedies at law and in equity (including, but not limited to, the right to seek damages for and specific performance of those obligations that continue uncured by such Defaulting Partner, the Parties acknowledging that remedies at law would be inadequate).

      (d) The provisions of this Section 12.2(d) shall apply notwithstanding anything to the contrary in Sections 12.1, 12.2, 12.3, 12.4 and 12.6. In the event that any Partner transfers a portion of its Partnership Interest to a transferee pursuant to a Permitted Transfer under Article 10 and such transferee is in Monetary Default (a "Defaulting Transferee"), then the Partner which transferred such portion of its Partnership Interest to the Defaulting Transferee and remains a Partner in the Partnership (the "Transferor") shall have the right, at its election, to cure the Defaulting Transferee's Monetary Default at any time within two (2) Business Days prior to the expiration of the Cure Period. If the Transferor cures the Defaulting Transferee's Default within such two (2) Business Days prior to the expiration of the Cure Period (the date of such cure during the Cure Period hereinafter referred to as the "Cure Date"), then subject to compliance with the terms of Sections 10.1 and 11.1(c), the provisions of Section 12.1 will apply, except however the provisions of Section 12.1(a)(iii) will not apply and instead the Defaulting Transferee shall be deemed to have automatically assigned to the Transferor all of such Defaulting Transferee's Partnership Interest (the "Relinquished Interest") effective as of the date of the Monetary Default and the right to receive distributions during the Cure Period as provided in Section 12.3 shall instead be solely allocated and automatically assigned to the Transferor. For the avoidance of doubt, any voting rights associated with the Relinquished Interest which may have been suspended pursuant to Section 7.2(d) shall be restored to the Transferor as of the Cure Date. The Transferor shall provide notice to all

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                                                                         Page 40

      Partners and the Partnership that such automatic assignment has occurred pursuant to this Section 12.2(d). The foregoing assignment(s) shall be effective for all purposes without necessity of execution of any documents by the Defaulting Transferee; provided, however, that upon request of the Transferor, the Defaulting Transferee shall execute such assignment(s) and other documents evidencing the foregoing assignment(s) as the Transferor may reasonably request and the Defaulting Transferee hereby irrevocably appoints the Transferor as its attorney-in-fact, coupled with an interest, to so execute such assignment(s) on its behalf. Subject to Section 11.1(c), the Transferor, upon being assigned a Relinquished Interest pursuant to this Section 12.2(d), shall be admitted as a Partner in substitution for the Defaulting Transferee to the extent of the Relinquished Interest.

12.3  CURE PERIOD DISTRIBUTIONS. In the event a Partner is in Monetary
      Default and reimbursements, payments, allocations or distributions are made pursuant to this Agreement, including but not limited to Sections 5.1, 5.2, 5.3, 5.4, 6.2, 6.3 or 6.4, during the Cure Period, if any, pertaining to such Monetary Default, the amount of such reimbursements, payments, allocations or distributions that would otherwise be made to the Defaulting Partner during such Cure Period shall be reflected in the capital account of the Defaulting Partner but shall not be distributed to the Defaulting Partner unless and until such Monetary Default is cured by the Defaulting Partner before the end of the Cure Period. If the Monetary Default is not cured before the end of the Cure Period, (a) the reimbursements, payments, allocations or distributions previously reflected in the capital account of the Defaulting Partner and attributable to the period after the date of the Monetary Default shall be removed from such Defaulting Partner's capital account and (b) the amount so removed shall lapse as a reimbursement, payment, allocation or distribution obligation and shall not be an amount owed to such Defaulting Partner by the Partnership, and (c) except as provided in Section 12.2(d), the amount so removed shall be reallocated to and distributed to the Non-Defaulting Partners in proportion to their respective Equity Ownership Percentages.

12.4 AUTOMATIC WITHDRAWAL. In addition to those instances in which withdrawal is deemed to occur under this Agreement upon the happening of any of the following events with respect to a Partner, such Partner shall automatically become a Withdrawn Partner and promptly following receipt of notice of the happening of any such event the Partnership shall provide a Withdrawal Notice to all other Partners advising that such Partner has become a Withdrawn Partner:

      (a) the entry by a court of competent jurisdiction of a decree or order for relief, unstayed on appeal or otherwise and in effect for ninety (90) days, in respect of such Partner, in an involuntary case under the federal bankruptcy laws, or any such order adjudicating such Partner as bankrupt or insolvent under any other applicable bankruptcy, insolvency or liquidation law;

      (b) the entry by a court of competent jurisdiction of a decree or order appointing a receiver, custodian, assignee, trustee, liquidator, sequestrator or other similar official of

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                                                                         Page 41

      such Partner or of any substantial part of the property of such Partner, or ordering the winding down or liquidation of its affairs, and the continuance of any such decree or order unstayed on appeal or otherwise and in effect for ninety (90) days, or the commencement by such Partner of a voluntary case under the federal bankruptcy laws, or under any other bankruptcy or insolvency law, seeking reorganization, liquidation, arrangement, adjustment or composition of such Partner under the bankruptcy laws or any similar statute;

      (c) the consenting by such Partner to the appointment of, or taking possession by, a receiver, assignee, custodian, trustee, liquidator, sequestrator, or other similar official of it, or of any substantial part of its property, or the taking of corporate or partnership action by such Partner in furtherance of any such action;

      (d) the filing of a certification of dissolution of the Partner under the laws of the jurisdiction of its incorporation or formation which cannot be cured or the entering of a final non-appealable order dissolving that Partner by any court of competent jurisdiction; or

      (e) any event which shall make it unlawful for that Partner to be a Partner in the Partnership.

12.5  GENERAL WITHDRAWAL PROVISIONS.

      (a) A Partner which has become a Withdrawn Partner pursuant to Sections 12.1(a) or 12.4:

               (1) shall not be entitled to payment or distribution of any positive balance in its capital account;

               (2) shall not be entitled to reimbursement of any Equity Contributions, Additional Capital or Development Funds contributed and/or advanced prior to the date of its withdrawal;

               (3) shall not be entitled to release of any Equity Guarantees and/or Project Guarantees provided prior to the date of its withdrawal, and such Equity Guarantees and/or Project Guarantees shall be released to the Withdrawn Partner only after they are no longer required by the Partnership, the Project, Collateral Agent, or any Person which is a party to a Project Contract, as the case may be;

               (4) shall have only those rights specifically set forth in this Agreement and such Partner's status and rights as a Partner shall automatically terminate as of the date of withdrawal; and

               (5) shall remain liable for all of its obligations under this Agreement.

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                                                                         Page 42

      (b) Except pursuant to Section 13.2, a withdrawal by one or more Partners as described in this Article 12 shall not effect a dissolution of the Partnership.

      (c) The Partnership may set off any amounts owed to a Partner which has become a Withdrawn Partner against amounts owed to the Partnership by such Withdrawn Partner.

      (d) A Withdrawn Partner's withdrawal from the Partnership pursuant to Sections 12.1 or 12.4 is not an exclusive right or remedy and is additional to the rights and remedies of the Partnership and/or the Non-Withdrawn Partners which are described in the following sentence. The Partnership and/or the Non-Withdrawn Partners shall have and may exercise (without regard to prior, concurrent, or subsequent exercise of any other rights or remedies) all rights and remedies at law and in equity (including, but not limited to, the right to seek damages and specific performance of those obligations that continue uncured by such Withdrawn Partner (without regard to whether or not any Non-Withdrawn Partners or Additional Partner has succeeded to the Withdrawn Partner's obligations (including Monetary Obligations) hereunder), the Parties acknowledging that remedies at law would be inadequate).

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                                                                         Page 43

                                   ARTICLE 13

                         TERMINATION OF THE PARTNERSHIP

13.1 VOLUNTARY DISSOLUTION. Subject to the other terms and conditions of this Agreement, the Partnership shall not be subject to dissolution, except as provided in Sections 7.5(a) and 13.2, during the Primary Term. Immediately prior to the end of the Primary Term, the Managing Partner shall, if required, properly file documents with the State of Delaware, and each calendar year thereafter, to extend the existence of the Partnership from year to year; provided, however, that a Partner may elect to dissolve the Partnership and terminate this Agreement after expiration of the Primary Term by giving the other Partners written notice of such election not less than four (4) months prior to the date such dissolution is to take effect.

13.2 AUTOMATIC DISSOLUTION. The Partnership shall be automatically, and without notice, dissolved upon the happening of any of the following events (no event other than those hereinafter listed shall cause or result in the automatic dissolution of the Partnership):

      (a) the transfer of all, or substantially all, of the Partnership's business and assets to any successor entity;

      (b) the sale or abandonment of all, or substantially all, of the Partnership's business and assets;

      (c) any event which shall make it unlawful or impossible for the business of the Partnership to be carried on, or for the Partners to carry it on in the form of a Partnership; provided, however, that dissolution will not occur until expiration of the cure period, if any, approved by the ERC, or that amount of time allowed by law for a cure, during which time the Partnership will take all reasonable action to seek a remedy and continue operations;

      (d) the bankruptcy or insolvency of the sole remaining General Partner; provided, however, that dissolution will not occur if, within ninety (90) calendar days after such bankruptcy or insolvency of the sole remaining General Partner, all remaining Limited Partners agree in writing to continue the business of the Partnership and to admit one or more General Partners.

13.3 AVOIDANCE OF DISSOLUTION In the event that all Partners but one withdraw from the Partnership, the remaining Partner may act to admit an Additional Partner as a General Partner or Limited Partner, as the case may be, prior to the date of withdrawal of the penultimate Partner so as to avoid dissolution of the Partnership. In the event that all Limited Partners withdraw from the Partnership, the remaining General Partner(s) may act to admit an Additional Partner that is a Limited Partner, or convert a portion of their

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                                                                         Page 44

      Partner Interest(s) to that of a Limited Partner, prior to the date of withdrawal of the last Limited Partner, so as to avoid dissolution as a limited partnership.

13.4 WINDING DOWN AND LIQUIDATION. Prior to the Partnership being dissolved pursuant to the provisions of Sections 13.l or 13.2, the Managing Partner shall be bound by the terms and conditions of this Agreement for the purpose of winding down the business of the Partnership and liquidating its assets in an orderly manner; provided, however, the Partnership shall engage in no new business during the period of such winding down. Any distribution of assets upon such winding down and liquidation shall be in accordance with Section 6.2. No dissolution of the Partnership shall relieve a Partner from any obligation accruing or accrued to the date of such dissolution.

13.5  CONTINUANCE OF PARTNERSHIP. Except as provided in Sections 13.l and
      13.2, it is understood and agreed by each of the Partners that the relationship of Partnership among them is intended to continue without interruption until such relationship is either specifically dissolved by the approval of the General Partners pursuant to Section 7.5(a), or by the occurrence of any event specified in Sections 13.1 or 13.2 as an event of dissolution, and each Partner waives and releases, to the extent permitted by law, its right to dissolve or obtain dissolution of the Partnership in any other manner or for any other reason. If, notwithstanding the foregoing, the Partnership may at any time be deemed by operation of law, notwithstanding Sections 13.1 or 13.2, to be dissolved (for example, upon the bankruptcy or withdrawal of a Partner), each of the Partners hereby covenants and agrees with the other Partners as follows:

      (a) the business and affairs of the Partnership shall continue without interruption and be carried out by a new partnership (the "Successor Partnership");

      (b) the partners of the Successor Partnership shall be the Persons who were Partners hereunder at the time of such dissolution;

      (c) the Successor Partnership and the partners thereof shall be governed by the terms of this Agreement as if the Successor Partnership were the Partnership;

      (d) each of the Partners covenants and agrees to execute such further agreements, including (without limitation) notes, novations and accommodations, as may be necessary to continue the business of the Partnership and to protect and perfect any lien or security interest granted by the Partnership; and

      (e) as used in this Section 13.5, the term "Partnership", at any point in time, shall mean the Partnership originally formed pursuant to this Agreement or the Successor Partnership which at such time is continuing the business and affairs of the Partnership originally so formed.

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                                                                         Page 45

                                   ARTICLE 14

                            MISCELLANEOUS PROVISIONS

14.1 EFFECT OF AGREEMENT. This Agreement may be amended, restated or supplemented only as provided in Section 7.6(b).

14.2  NOTICES.

      (a) All notices, consents, approvals, designations, directions, requests or other communications (collectively, "Notices") given pursuant to this Agreement shall be given in writing and delivered by registered or certified mail or overnight delivery or sent by facsimile. Each Notice delivered by registered or certified mail, return receipt requested, shall be deemed given and received on the date of delivery as shown on the return receipt; or if delivery is attempted at the applicable address set forth in Section 14.2(b), or other address if changed pursuant to Section 14.2(b), and the Notice is returned, Notice shall be deemed given and received on the date the delivery was attempted. Each Notice sent by overnight delivery shall be deemed given and received twenty-four (24) hours after such communication is deposited with a reputable overnight courier. Each Notice delivered by facsimile shall be deemed given and received on the date that such transmission has been successfully completed as shown on the facsimile confirmation records maintained by the sending party.

      (b) Unless otherwise notified by the Partnership or by a Partner, Notices shall be provided at the following addresses:

            IF TO THE PARTNERSHIP:

            Tenaska Georgia Partners, L.P.
            1044 North 115th Street, Suite 400
            Omaha, NE  68154
            Attention:  Chief Financial Officer
            Tel. 402/691-9500
            Fax: 402/691-9550

            IF TO TENASKA GP:

            Tenaska Georgia, Inc.
            1044 North 115th Street, Suite 400
            Omaha, NE  68154
            Attention:  Chief Financial Officer
            Tel. 402/691-9500
            Fax: 402/691-9550

            IF TO TENASKA LP:

            Tenaska Georgia I, L.P.
            1044 North 115th Street, Suite 400
            Omaha, NE  68154
            Attention:  Chief Financial Officer
            Tel. 402/691-9500
            Fax: 402/691-9550

            IF TO DIAMOND GEORGIA:

            Diamond Georgia, LLC
            333 South Hope Street
            Suite 2610
            Los Angeles, CA  90071
            Attention: General Manager
            Tel:  213-892-1300
            Fax:  213-892-1332

            with a copy to:

            Morgan, Lewis & Bockius LLP
            300 South Grand Avenue
            22nd Floor
            Los Angeles, CA 90071
            Attention: Richard A. Shortz, Esq.
            Tel: 213 612-2526
            Fax: 213 612-2554

      The Partnership and any Partner may change its address for the receipt of Notices at any time by giving written notice thereof to the Partnership and the Partners.

      (c) Any Partner may waive any notice to which such Partner is entitled pursuant to this Agreement by executing a written waiver of such notice, unless otherwise waived pursuant to the terms of this Agreement.

14.3 FURTHER ASSURANCES. Each of the Partners agrees to execute and deliver all such other and additional instruments and documents and to do such other acts and things as may be reasonably necessary more fully to effectuate this Partnership and carry on the Partnership business in accordance with this Agreement.

14.4  APPLICABLE LAW AND JURISDICTION.

      (a) The Partners hereby irrevocably designate, appoint and empower the Managing Partner as agent to receive for and on behalf of the Partnership, service of process. The

      Partners further agree that such service of process may be made on the Managing Partner by personal service of a copy of the summons and complaint or other legal process in any such legal suit, action or proceeding, or by other method of service provided for under the applicable laws of the State of Delaware, and the Managing Partner is hereby authorized to accept such service for and on behalf of the Partnership, and to admit service with respect thereto.

      (b) Upon service of process being made on the Managing Partner, a copy of the summons and complaint or other legal process shall be sent by the Managing Partner to the other Partners within seven (7) days after receipt by the Managing Partner. Service upon the Managing Partner shall be deemed to be personal service on the Partnership and shall be legal and binding upon the Partnership for all purposes, notwithstanding any failure of the Managing Partner to send copies of such legal process or any failure on the part of the other Partners to receive the same.

      (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding its internal conflicts of laws principles. With respect to any claim of any Person arising out of this Agreement, (a) each Partner irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery, and (b) each Partner irrevocably waives any objection which it may have at any time to the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such courts and irrevocably waives any claim that such suit, action or proceeding is brought in an inconvenient forum, and further irrevocably waives the right to object, with respect to such claim, suit or proceeding brought in any such court, that such court does not have jurisdiction over such Partner.

      (d) All Partnership Interests shall be governed by and determined to be a security under Article 8 of the Uniform Commercial Code as adopted in the State of Delaware and in the State of New York.

14.5  DISPUTE RESOLUTION; BINDING ARBITRATION.

      (a) Each Partner shall appoint a representative who shall be responsible for administering this Agreement on behalf of such Partner and for representing the Partner's interests in any dispute, controversy or disputed claim arising under, in connection with, or relating to, this Agreement, including any amendment, purported amendment or termination, or any breach or violation of this Agreement (each, a "Dispute"). Any Dispute between the Partners relating to this Agreement that is not resolved between the Partners' representatives shall be referred to the senior management of the Partners for resolution. Such referral shall occur by written notice from any Partner's representative to the senior management of all Partners (the "Referral Notice") and "senior management" for purposes of the Referral Notice shall mean the respective officers of the Partners specified in Section 14.2 for receipt of Notices. The date that the Referral Notice is deemed given and received in accordance with
      Section 14.2 shall be the "Referral Date". The senior management of the Partners shall then use all reasonable efforts to attempt to resolve the Dispute within 30 days after the Referral Date. If the senior management of the Partners are unable to (or for any reason do not) resolve the Dispute within such 30 day period, any Partner shall have the right immediately thereafter to seek resolution of the Dispute by binding arbitration in accordance with this Section 14.5.

      (b) Any Dispute shall be finally settled and determined under and pursuant to the applicable commercial arbitration rules and procedures of the American Arbitration Association ("AAA"). The arbitration shall be held at Wilmington, Delaware. The arbitration shall be conducted by three arbitrators selected by AAA who shall have no affiliation or relationship with any Partner or their counsel and, if deemed feasible by the AAA, shall have training or experience in the subject matter of the Dispute. If all Partners agree, the arbitration shall follow expedited procedures; otherwise, the arbitration shall follow non-expedited procedures. The arbitrators shall have the authority to make interim decisions and to grant injunctive relief, specific performance, and similar relief pending final award or decision. Any award or decision rendered by the arbitrators shall be final and binding on each of the Partners and their respective successors and assigns. Such award or decision shall be in writing signed by the arbitrators and shall state the reasons upon which the award or decision is based. The arbitrators, in deciding any Dispute, shall look to the substantive laws of the State of Delaware for the resolution of the Dispute. Judgment on any decision or award pursuant to this Section 14.5 may be entered in any court having jurisdiction thereof.

      (c) The Partners shall continue to perform their respective obligations under this Agreement during the pendency of any arbitration, including an arbitration regarding the purported effectiveness or the purported termination of this Agreement.

14.6 COUNTERPARTS. This Agreement may be executed in counterparts (including counterparts provided for the execution by an Additional Partner), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.7 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

14.8 WAIVER. No waiver by any Person of any default by any Partner or Partners in the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner release of, said Partner or Partners from performance of any other provision, condition or requirement herein; nor shall such waiver be deemed to be a waiver of, or in any manner a release of, said Partner or Partners from future performance of the same provision, condition or requirement. Any delay or omission of any Partner to exercise any right hereunder shall not impair the exercise of any such right, or any like right, accruing to it thereafter. No waiver of a right created by this Agreement by one or more Partners shall constitute a waiver of such right by the other Partners except as may otherwise be required by law with respect to Persons not parties hereto. The failure of one or more Partners to perform its or their obligations hereunder shall not release the other Partners from the performance of such obligations.

14.9 PARTITION. Each of the Partners expressly and irrevocably waives and releases any right it may have to partition Partnership assets during the existence of the Partnership and any period of liquidation and winding down of the Partnership.

14.10 LAWS AND REGULATORY BODIES. This Agreement and the obligations of the Partners hereunder are subject to all applicable laws, rules, orders and regulations of governmental authorities having jurisdiction.

14.11 WAIVER OF CONSEQUENTIAL AND PUNITIVE DAMAGES. NO PARTY TO THIS AGREEMENT SHALL BE LIABLE TO ANY OTHER PARTY FOR INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES RESULTING FROM OR ARISING OUT OF THIS AGREEMENT PROVIDED THAT THIS WAIVER IS NOT INTENDED TO IN ANY WAY LIMIT OR EXCLUDE ANY SPECIFIC REMEDIES PROVIDED FOR IN ARTICLES 10 AND 12 HEREIN.

14.12 PARTNERSHIP OPPORTUNITY. Nothing in this Agreement shall prohibit any Partner, Affiliate thereof, or any of such Partners' or Affiliates' officers, directors, shareholders, or employees from becoming a party to any agreement or from participating in any business transaction, whether present or future, which is not directly in competition with the business purpose of the Partnership; provided, however, nothing in this Section
      14.12 shall relieve any Partner from its express and implied duties to the Partnership; provided further, however, that no Partner, Representative, or Alternate Representative may enter into any agreement with any Person that would impair such Partner's ability to carry out its obligations as provided in this Agreement. No Partner, Affiliate thereof, or any of such Partners' or Affiliates' officers, directors, shareholders, or employees shall under any circumstances be obligated or bound to offer or present to the Partnership any business opportunity offered to such Partner, Affiliate, officers, directors, shareholders, or employees as a prerequisite to the acquisition of or investment in such business opportunity by any of them.

14.13 ARTICLE AND SECTION NUMBERS. Unless otherwise indicated, references to article and section numbers are to articles and sections of this Agreement.

14.14 CONFIDENTIALITY PROVISIONS.

      (a) Each Partner, and Affiliates thereof, shall treat as confidential, and not disclose to any third party (excluding Agents, as defined in Section 14.14(b)) not authorized by the ERC to receive such Confidential Information, any Confidential Information obtained directly or indirectly from the Partnership, any other Partner, or any Affiliate thereof.

      (b) Each Partner, and Affiliates thereof, shall limit disclosure of Confidential Information obtained directly or indirectly from the Partnership, any other Partner, or any Affiliate thereof, to only those employees, officers, agents, advisors, consultants, representatives and Affiliates (each an "Agent" and collectively the "Agents") of the disclosing Partner, or Affiliates thereof, who need to know such Confidential Information in connection with the Partner's investment in the Project and/or for the purposes of the Partnership's business. Each Partner shall take such reasonable and prudent steps and precautionary measures as are required to ensure compliance with this Section 14.14 by those Agents to whom such Partner or an Affiliate thereof discloses Confidential Information obtained directly or indirectly from the Partnership, any other Partner, or any Affiliate thereof.

      (c) The Partners agree that no adequate remedy at law exists for a material breach or threatened material breach of any of the provisions of this Section 14.14, the continuation of which unremedied will cause the Partnership and the other Partners to suffer irreparable harm. Accordingly, the Partners agree that the injured Partnership and/or Partners shall be entitled, in addition to other remedies which may be available to them, to immediate injunctive relief from any material breach of any of the provisions of this Section 14.14 and to specific performance of their rights hereunder, as well as to any other remedies available at law or in equity.

      (d) "Confidential Information" shall consist of all information, in whatever form and whether oral or written, disclosed by the Partnership, any Partner, or any Affiliate thereof, (by or through their respective representatives) which relates to the Project (including information disclosed prior to the Effective Date), including but not limited to information of a technical, political, commercial, legal or financial nature together with all analyses, compilations, forecasts, studies, notes, summaries, tapes, recordings, documents, agreements (whether executed or in draft form), and other data developed by the Partnership, any Partner, or Affiliate thereof (by or through their respective representatives). Confidential Information shall NOT include: ---

          (i) information which was already in the possession of the receiving party, or Affiliate thereof, at the time it obtained such Confidential Information hereunder;

          (ii) information which the receiving party, or Affiliate thereof, was or is lawfully entitled outside of this Agreement, and not subject to an obligation of confidentiality or other legal, contractual or fiduciary obligation in favor of the disclosing Person;

         (iii) information which was or is in the public domain;

          (iv) information which was, is or becomes generally available to the public other than as a result of a disclosure by the receiving party or Affiliate thereof;

          (v) information which was, is or becomes available to the receiving party, or Affiliate thereof, from a Person other than the Partnership, any Partner or Affiliate thereof, which Person did not acquire such information subject to the confidentiality requirements of this Section 14.14, and did not acquire such information subject to an obligation of confidentiality or other legal, contractual or fiduciary obligation in favor of the disclosing Person; and

      (e) If a receiving party, or Affiliate thereof, is requested or becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information of another disclosing party, or Affiliate thereof, such receiving party agrees that it or its Affiliate shall provide the disclosing Person with prompt written notice of such request, including identifying information about the legal proceeding and the parties thereto, so that the disclosing party, or Affiliate thereof, may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, the receiving party agrees that it or its Affiliate shall furnish only that portion of the Confidential Information which is legally required and shall exercise reasonable efforts to obtain reliable assurances that confidential treatment shall be accorded to the Confidential Information which is disclosed in such manner.

      (f) If a receiving party, or Affiliate thereof, must disclose Confidential Information of a disclosing party, or Affiliate thereof, in order to enforce the provisions of this Agreement, then the receiving party, or Affiliate thereof, shall be entitled to disclose only such portion of the Confidential Information which is necessary for such enforcement and shall exercise reasonable efforts to obtain reliable assurances that confidential treatment shall be accorded to the Confidential Information which is disclosed in such manner.

      (g) Upon any Partner becoming a Withdrawn Partner, such Withdrawn Partner shall be obligated to promptly return and will cause its Agents to deliver all written Confidential Information which it has received to the Partnership; and such Withdrawn Partner shall be obligated to promptly destroy and will cause its Agents to destroy any and all copies of such Confidential Information. Notwithstanding the return or destruction of such Confidential Information, the Withdrawn Partner and its Affiliates shall continue to be bound by the confidentiality requirements of this
      Section 14.14.

      (h) The obligations of the Parties pursuant to this Section 14.14 shall survive the termination of this Agreement for a period of three (3) years.

14.15 REFERENCE TO MONEY. All references in this Agreement to, and transactions hereunder in, money shall be to or in Dollars of the United States of America.

14.16 SEVERABILITY. Should any provision of this Agreement be deemed in contradiction with the laws of any jurisdiction in which it is to be performed or unenforceable for any reason, such provision shall be deemed null and void, but this Agreement shall remain in force in all other respects. Should any provision of this Agreement be or become ineffective because of changes in applicable laws or interpretations thereof or should this Agreement fail to include a provision that is required as a matter of law, the validity of the other provisions of this Agreement shall not be affected thereby. If such circumstances arise, the parties hereto shall negotiate in good faith appropriate modifications to this Agreement to reflect those changes that are required by law.

14.17 AGENCY. Nothing contained in this Agreement will be construed to authorize any party to act as the general agent of any other party or of the Partnership, except in its relation to the business of the Partnership as permitted in this Agreement.

14.18 MATERIALITY. The term "material" as used in this Agreement, except when used in the context of the defined term Material Contract, shall mean any action, amount, change, or matter which will or may have a substantial adverse effect on the rights and/or obligations of the Partnership.

14.19 PRIOR AGREEMENTS. This Agreement, its attached Appendices which are incorporated herein by this reference, and the Tenaska Diamond Partnership Agreement constitute the entire agreement of the Parties with respect to the subject matter hereof. This Agreement amends and restates the Amended and Restated Limited Partnership Agreement, dated effective as of October 29, 1999, as previously amended, between the Parties, and cancel and supersede any prior agreements and understandings of the Parties with respect to such subject matter. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the Parties with respect to such subject matter other than those set forth in this Agreement.

14.20 AFFILIATED CONTRACTS. TENASKA GP acknowledges that the Partnership is relying on the performance of services by TENASKA GP and/or its Affiliates under those contracts described in APPENDIX F and under any other Affiliated Contracts which are hereafter negotiated, executed and delivered by the Partnership. As between DIAMOND GEORGIA and its Affiliates, and TENASKA GP and its Affiliates, the Representative to the ERC designated by DIAMOND GEORGIA shall have rights (a) to participate in the negotiations and discussions regarding and to approve Affiliated Contracts, including amendments, modifications or extensions thereof and
      (b) to determine any claim in respect of any such Affiliated Contract for which TENASKA GP and/or its Affiliates would be liable to the Partnership, including retaining legal counsel, experts and other persons as may be necessary or desirable to enforce the Partnership's rights against TENASKA and/or its Affiliates.

14.21 BINDING EFFECT. Except as otherwise expressly provided herein to the contrary, this Agreement shall be binding upon and shall benefit the Parties signatory hereto and their respective successors and assigns.

                                      * * *

IN WITNESS WHEREOF, the Partners have caused this Agreement to be executed by their respective duly authorized officers as of the date first written above.

TENASKA GEORGIA, INC.

By:    /s/ Paul G. Smith
      ---------------------------------
      Paul G. Smith, Vice President

TENASKA GEORGIA I, L.P.

      By:  Tenaska Georgia, Inc.
      Its: General Partner

By:    /s/ Paul G. Smith
      ---------------------------------
      Paul G. Smith, Vice President

DIAMOND GEORGIA, LLC

      By:  Diamond Generating Corporation
      Its: Member

By:    /s/ Makoto Saito
      ---------------------------------
      Makoto Saito, Treasurer

                         TENASKA GEORGIA PARTNERS, L.P.

                                   APPENDIX A

                           PARTNERSHIP PERCENTAGES

                              Column A     Column B
                              --------     --------

                               Equity       Voting
                             Ownership     Interest
                             Percentage   Percentage
                             ----------   ----------
TENASKA GP                     0.7000%     70.0000%
DIAMOND GEORGIA                0.3000%     30.0000%
TENASKA LP                    99.0000%      0.0000%

                         TENASKA GEORGIA PARTNERS, L.P.

                                   APPENDIX B

               ACTIVITIES TO BE UNDERTAKEN BY THE MANAGING PARTNER
                           STANDARD BILLING PRACTICES

PROJECT DEVELOPMENT AND MANAGEMENT

The Managing Partner shall implement activities on behalf of the Partnership in connection with the following, subject to ERC approval as required under the Agreement, and by way of example but without limitation, in regard to the development and construction of the Project:

1.0   Project Economics and Pro Formas
2.0   Site Development
  2.1   Site Control
  2.2   Easements
  2.3   Geotechnical and Hydrology Reports
  2.4   Environmental Audit
  2.5   Tax Abatements

3.0   Permits
  3.1   Environmental Impact Report
  3.2   FERC
  3.3   PUC Order(s)
  3.4   Air Permit(s)
  3.5   Water Supply
  3.6   Waste Water Discharge
  3.7   TNRCC
  3.7   Zoning
  3.8   Other

4.0   Project Contracts
  4.1   Power Purchase Agreement
  4.2   Fuel Supply Agreement(s)
  4.3   Fuel Transportation Agreement(s)
  4.4   Interconnection Agreements
  4.5   EPC Contract
  4.6   O&M Contract
  4.7   Long-Term Service Agreement(s)
  4.8   Financing and Related Agreement(s)

5.0   Construction of Facility
  5.1   Specifications and Scope
  5.2   EPC Administration and Management
  5.2   Equipment Procurement
  5.3   Construction Insurance
  5.4   Oversight and Field Management
  5.5   Startup Activities/Testing

6.0   Financing Activities
  6.1  Construction Loan Agreement and Closing Documentation
  6.2  Long-Term Loan Agreement and Closing Documentation
  6.3  Equity Agreements and Closing Documents
  6.4  Legal Opinions

7.0   Risk Management
  7.1   Development/Proposal of Risk Management Policies
  7.2   Development/Proposal of Insurance Program
  7.3   Health & Safety Policies

PARTNERSHIP ADMINISTRATION

The Managing Partner shall implement activities on behalf of the Partnership in connection with the following, subject to ERC approval as required under the Agreement, and by way of example but without limitation, in regard to the day-to-day administrative and record keeping activities of the Partnership:

1.0   Project Administration
  1.1   Project Accounting
  1.2   Loan Administration
  1.3   Reports to Lenders
  1.4   Reports and Filings with Regulatory and/or Government Agencies
  1.5   Reports to ERC and Partners
  1.6   Contract Management

2.0   Partnership Administration
  2.1   Partnership Accounting
  2.2   ERC and Partner Meeting Minutes and Records
  2.3   Reports to the ERC and/or the Partners
  2.4   Tax Reporting and Compliance Activities
  2.5   Government Reporting and Compliance Activities

3.0   Public Relations

  3.1   Legislative Lobbying
  3.2   Press Release Drafting
  3.3   Community Relations and Promotions

STANDARD BILLING PRACTICES

Time charges, out-of-pocket costs, and third party expenditures incurred by the Managing Partner in carrying out the activities as provided in this Agreement shall be reimbursed as provided in the Agreement, subject to the Partnership Budget as approved by the ERC, in accordance with the Standard Billing Practices which shall be as follows:

(i) an hourly billing rate shall be charged for the time charges for all professional employees of a Partner and its Affiliates, equal to a rate of $162.20 per hour (1999) which shall be escalated on January 1 of each calendar year at a per annum rate of four percent (4%);

(ii) an amount equal to one hundred percent(100%)of all costs and expenditures incurred for travel, marketing, and services provided by non-internal third parties (i.e. for legal, financial, accounting, engineering services, etc.) shall be charged; and

(iii) an amount equal to one hundred fifty percent (150%) of all charges made by a Partner's internal independent contractor consultants that occupy its office space to provide services to such Partner shall be charged.

                         TENASKA GEORGIA PARTNERS, L.P.

                                   APPENDIX C

                          REPRESENTATIVES AND ALTERNATE
                           REPRESENTATIVES TO THE ERC

Until the Partnership and each other General Partner is notified in writing of any change, the General Partners designate the following Persons as Representatives and Alternate Representatives to the ERC pursuant to Section 7.2(a):

TENASKA GP          Representative-              Howard L. Hawks
                    Alternate Representative-    Ronald N. Quinn
                    Alternate Representative-    Paul G. Smith
                    Alternate Representative     Daniel E. Lonergan
                    Alternate Representative-    Mark T. Mowat

DIAMOND GEORGIA     Representative-              Randall Jenks
                    Alternate Representative-    Naoki Iwabuchi
                    Alternate Representative-    Bohdan Buchynsky
                    Alternate Representative-    Makoto Saito

                         TENASKA GEORGIA PARTNERS, L.P.

                                   APPENDIX D

                  PARTNERSHIP BUDGET FOR THE DEVELOPMENT PERIOD

                         TENASKA GEORGIA PARTNERS, L.P.

                                   APPENDIX E

        PERCENTAGES FOR DISTRIBUTIONS OF UNSPENT CONTINGENCY AND UNSPENT
                              EQUITY CONTRIBUTIONS

DIAMOND
GEORGIA 25% of the percentage derived by dividing Diamond's Project Participation Percentage by the sum of Diamond's Project Participation Percentage and Tenaska's Project Participation Percentage (as Diamond, Tenaska, and Project Participation Percentage are defined in the Tenaska Diamond Partnership Agreement) ("Diamond's Pro Rata Share"). ILLUSTRATIVE
                CALCULATION: As of the Admission Date, based on the above formula, Diamond Georgia's percentage share of Unspent Contingency and Unspent Equity Contributions would be 7.5% [25% of 30%/100%].

TENASKA GP      100% minus Diamond's Pro Rata Share.
                ILLUSTRATIVE CALCULATION: As of the Admission Date, based on the above formula, Tenaska GP's percentage share of Unspent
                Contingency and Unspent Equity Contributions would be 92.5%
                [100% minus 7.5%].

                         TENASKA GEORGIA PARTNERS, L.P.

                                   APPENDIX F

       SERVICES PERFORMED BY AFFILIATES OF TENASKA GEORGIA PARTNERS, L.P.

1) Operations and Maintenance Agreement between Tenaska Georgia Partners, LP and Tenaska Operations, Inc. dated 9/10/99

2) 1st Amendment to O&M Agreement dated 10/26/99

3) 2nd Amendment to O&M Agreement dated 11/4/99

4) Ground Lease between Tenaska, Inc. and Tenaska Georgia Partners, LP dated 11/10/99

5) Short Form Ground Lease Agreement between Tenaska, Inc. and Tenaska Georgia Partners, LP dated 11/10/99

6) Access and Utility Easement Agreement between Tenaska, Inc. and Tenaska Georgia Partners, LP dated 11/10/99

7) Electric Substation Site Option Agreement and Memorandum between Tenaska, Inc. and Tenaska Georgia Partners, LP dated 11/10/99

8) Non-Interference and Cross-Indemnity Agreement between Tenaska, Inc. and Tenaska Georgia Partners, LP dated 11/10/99

9) Perpetual Right of Way and Easement Agreement between Tenaska Georgia Partners, LP and Tenaska, Inc. dated 11/10/99.

                         TENASKA GEORGIA PARTNERS, L.P.

                                   APPENDIX G

                       SPECIAL PRIORITY CASH DISTRIBUTIONS

                      FISCAL YEAR     "ANNUAL FEE" CASH
                                      DISTRIBUTION

                      2001            $ 225,000
                      2002              405,000
                      2003              425,000
                      2004              447,000
                      2005              469,000
                      2006              492,000
                      2007              517,000
                      2008              543,000
                      2009              570,000
                      2010              599,000